UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CrossFirst Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2023 Annual Meeting
and Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS

March 24, 2023

Dear Fellow Stockholder,

You are invited to attend the CrossFirst Bankshares, Inc. 2023 Annual Meeting of Stockholders to be held virtually on May 16, 2023, at 10:00 a.m. (Central Time) via live audio webcast and online platform that will allow stockholders to participate. We believe the virtual annual meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location. You will be able to attend the 2023 Annual Meeting of Stockholders online, vote your shares and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CFB2023. Be sure to have your control number available to log into the meeting.

All stockholders of record as of the close of business on March 17, 2023, will be entitled to vote at the 2023 Annual Meeting of Stockholders.

Your vote is important. Whether or not you plan to attend the 2023 Annual Meeting of Stockholders, please read the enclosed Proxy Statement and vote as soon as possible via the Internet, by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form. Voting in advance of the meeting will not prevent you from voting your shares during the meeting if you are a stockholder of record and wish to do so.

Details of the business to be conducted at the 2023 Annual Meeting of Stockholders are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement

On behalf of the entire Board of Directors, thank you for your continued support of CrossFirst Bankshares, Inc. I am very much looking forward to our 2023 Annual Meeting of Stockholders.

Very truly yours, Rod K. Brenneman Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders of CrossFirst Bankshares, Inc. will be held virtually via online platform that will allow stockholders to participate as provided in this notice of meeting. You are cordially invited to attend the Annual Meeting; but, whether or not you expect to attend, you are urged to vote in advance of the meeting. Your prompt action will aid us in reducing the expense of proxy solicitation.

Date and Time	Location
May 16, 2023	www.virtualshareholdermeeting.com/CFB2023
10:00 a.m., Central Time	Be sure to have your 16-Digit Control Number to join the meeting.

Record Date
You are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting if you were a stockholder of record as of the close of business on March 17, 2023 (the “Reco rd Date”).
Items of Business		Board Recommendation
1	To elect five members of the Board of Directors named in the Proxy Statement as nominees as Class III directors, each for a term of three years	FOR each director nominee
2	To ratify the appointment of FORVIS, LLP as our independent registered public accounting firm for 2023	FOR
3	Any other business as may properly come before the meeting or any adjournment or postponement thereof

It is important that your shares be represented and voted at the Annual Meeting even if you plan to attend. You can submit your proxy in advance by telephone or the Internet or, if you have requested a paper copy of these materials, by marking, signing, dating and promptly mailing the proxy card or voting instruction form in the enclosed postage prepaid envelope.

Internet Go to www.proxyvote.com

Telephone Call toll free 800-690-6903 or the number specified on your proxy card or voting instruction form

Mail Follow the instructions on your proxy card or voting instruction form

All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the virtual Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need a legal proxy from your broker, bank or other nominee (the stockholder of record) to attend. If you are a beneficial owner of our shares held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares. This booklet contains our Notice of Annual Meeting and 2023 Proxy Statement (the “Proxy Statement”).

By order of the Board of Directors,

Amy C. Abrams
General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 16, 2023: A copy of our 2023 Proxy Statement and 2022 annual report to stockholders, which includes audited consolidated financial statements, are available at www.proxyvote.com.

11440 TOMAHAWK CREEK PARKWAY
LEAWOOD, KANSAS 66211

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS
MAY 16, 2023

This Proxy Statement, the accompanying proxy card and our 2022 Annual Report are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CrossFirst Bankshares, Inc. (“we”, “us” or the “Company”), for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof. The meeting will be held virtually at www.virtualshareholdermeeting.com/CFB2023 on Tuesday, May 16, 2023 at 10:00 a.m. (Central Time) via online platform that will allow stockholders to participate. These materials were first sent or made available to stockholders on or about March 24, 2023.

The Company is a Kansas corporation and registered bank holding company and is the holding company for CrossFirst Bank (the “Bank”). The only voting securities of the Company are shares of our common stock, $0.01 par value per share (the “Common Stock”), which are listed on The Nasdaq Global Select Stock Market under the ticker “CFB.”

Proxy Summary and Highlights

This summary highlights selected information about the matters to be voted on at the Annual Meeting. You should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2022 performance, please review the Company’s 2022 Annual Report.

Please see the “Annual Meeting Matters” and “Information About the Meeting” sections beginning on page 41 for important information about the proxy materials, voting, and the Annual Meeting.

Voting Roadmap

PROPOSAL 1
Election of Directors	See

Our Board recommends a vote FOR each director nominee

Proxy Statement Page i

Director Nominees

			Committees
Name	Age(1)	Director Since	AC	CC	G&N	RC	Skills and Expertise
ROD K. BRENNEMAN Independent	58	2012		•	✓		Banking, Financial/Accounting/Investment, Business Development, CEO/Business Head, Legal or Regulatory, M&A, Real Estate, Risk Management, Public Company
GEORGE C. BRUCE Independent	68	2009			✓		Banking, CEO/Business Head, Business Development, Legal or Regulatory, M&A, Real Estate, Energy, Risk Management, Public Company
JENNIFER M. GRIGSBY Independent	54	2013	✓				Banking, Financial/Accounting/Investment, CEO/Business Head, M&A, Business Development, Energy, Risk Management, Public Company
MASON D. KING Independent	47	2018				✓	Banking, Financial/Accounting/Investment, Business Development, CEO/Business Head, M&A, Energy, Risk Management, Public Company
JAMES W. KUYKENDALL Independent	58	2018		✓			Banking, Business Development, CEO/Business Head, Real Estate, Public Company

(1)	As of the date of the Annual Meeting

AC	Audit Committee	•	Chairperson of the Committee

CC	Compensation Committee	✓	Member of the Committee

G&N	Corporate Governance & Nominating Committee

RC	Risk Committee

All Directors exhibit:	Director Snapshot:

• Character, Competence, Commitment, Connection	Tenure:
• A broad and relevant spectrum of experience and expertise	0-5 years • • • • • • •
• Personal and professional integrity	more than 5 years • • • • • • •
• Experience in positions with a high degree of responsibility
• Commitment to representing the interests of stockholders	Age:
• Strong networks within their local markets	< 60 years • • • • • • • •
60-70 years • • • • •
> 70 years •

PROPOSAL 2

Ratify the Appointment of FORVIS, LLP as the Company’s Independent Auditors for 2023
See
Our Board recommends a vote FOR this Proposal	page 31

Proxy Statement Page ii

Business Highlights

Leadership Changes. During 2022, we had several changes among our leadership team. W. Randall Rapp became President, CrossFirst Bank, effective July 1, 2022. With this promotion, the roles of President and Chief Executive Officer (“CEO”) of the Bank, formerly held by Michael J.  Maddox, were split, and Mr. Maddox continues as the CEO of the Bank and President and CEO of the Company. Also during 2022, Amy Fauss was promoted to Chief Human Resources Officer, and Amy Abrams was appointed General Counsel and Corporate Secretary. In addition to these changes, there have been significant leadership and operating model changes within our markets and industry verticals, which we believe position us for the future.

Strategic Growth. We completed the acquisition of Farmers & Stockmens Bank (“Central”) in November 2022, adding liquidity and new production talent, and expanding into attractive and growing markets. We also continued our expansion into high growth metropolitan markets such as: Frisco, Phoenix, Denver, and Colorado Springs, and we added and expanded industry verticals including Sponsor Finance, Financial Institutions, Small Business Association (SBA), Residential Mortgage and Franchise Finance. We also launched our new digital banking platform, providing enhanced online tools and resources for our clients.

2022 Business Results. We delivered strong financial and operational performance in 2022. Some highlights include:

•	Total assets were $6.6 billion primarily made up of $5.4 billion in loans and $0.7 billion in securities.
•	Loans grew $1.1 billion for the year or 26%; excluding the Central acquisition, loans grew 17% for the year.
•	Deposits grew $968 million for the year or 21%; excluding the Central acquisition, deposits grew 9% for the year.
•	Credit quality improved meaningfully with the non-performing assets to total assets ratio at 0.20% at year end and full year net charge offs of 0.08%.
•	Purchased 2,448,428 or $36 million of outstanding shares as part of the share repurchase programs in 2022 representing 5% of outstanding shares.
•	Launched a new digital banking platform, providing enhanced online tools and resources for clients.
•	Book value per share decreased to $12.56 compared to $13.23 in the prior year. Tangible book value per share(1) decreased to $11.96 compared to $13.23 in the prior year as earnings were more than offset by an increase in the unrealized losses on our investment portfolio, the impact of Central and a reduction due to share repurchases.

(1)	Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” in Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations in our annual report on Form 10-K for the year ended December 31, 2022 for a reconciliation of this measure and other relevant information.

Corporate Governance Highlights

The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The following are highlights of our corporate governance practices:

Best Practices:

•   The roles of Chairman of the Board and CEO are separate.

•   All of our directors, except for our CEO, are independent.

•   The Board has a separate Risk Committee focused on enterprise-wide risk management.

•   None of our directors are overboarded.

•   We have a director retirement policy.

•   We have regular executive sessions in Board and committee meetings.

•   Only independent directors are committee members and committee chairs.

•   All of our Section 16 officers and directors are subject to an anti-hedging and anti-pledging policy.

•   Annual Board and committee self-evaluations.

•   Our directors have a diverse mix of skills, experience and backgrounds.

•    No stockholder rights plan or poison pill.

•   We have a whistleblower hotline.

•   Board oversight of political spending.

•   Comprehensive cybersecurity program, including monitoring, controls and recurring training.

Proxy Statement Page iii

Executive Compensation Highlights

Our Compensation Committee designed our 2022 executive compensation program to align with stockholder interests and the long-term interests of the Company, appropriately balance risk and reward, and attract and retain a talented executive team. To accomplish these goals, our executive compensation program was designed on the following principles:

Pay for Performance	Balanced Compensation Structure	Market-Competitive Pay Opportunity

Our compensation should reflect Company, business segment, and individual performance.	We seek to deliver a mix of fixed and variable compensation that is aligned with stockholder interests and the long-term interests of the Company and that appropriately balances risk and reward.	Our compensation should be competitive relative to our peers in order to attract, motivate and retain a talented executive team.

(At Risk)

Element	Base Salary	Time-based RSUs	Annual Incentive	Performance-based RSUs

Highlights	Fixed compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance	Award of time- based RSUs that vest in 1/3 increments over 3 years	Annual cash bonus opportunity based on adjusted Pre-Tax, Pre-Provision Contribution Margin	Annual award of performance based RSUs that vest and vary based on achievement of 3-year performance goals.

Highlights of our compensation program include:

What We Do
•	Utilize contractual stock ownership guidelines that require the retention of equity awards made to our executives and non-employee directors .
•	Performance-based compensation (both cash and equity) awarded to our NEOs during 2022 are subject to clawback.
•	Provide a balanced change in control severance policy with a double trigger.
•	We engage a fully independent compensation consultant who utilizes a peer group, which is approved by our Compensation Committee, for evaluating Company pay practices.
•	A significant portion of NEO compensation is equity-based, with half of equity awards being performance-based and all equity awards being denominated and settled in shares.
•	We utilize multiple performance metrics in our performance-based compensation to mitigate risk and create alignment with stockholder long-term interests.
•	We regularly evaluate risk performance in incentive compensation design and decisions for our NEOs.
What We Do Not Do
•	Our Section 16 officers and directors are prohibited from entering into hedging transactions or holding Company stock in a margin account or otherwise pledging Company stock as collateral.
•	We do not pay excise tax gross ups on severance payments.
•	We do not have excessive perquisites.
•	We do not have executive pension benefits.

Proxy Statement Page iv

Board and Governance Matters

Board and Governance Matters

PROPOSAL 1 – Election of Directors

The Board of Directors recommends that you vote “FOR” the election of each Class III director nominee. Proxies solicited by our Board will be voted “FOR” the election of each Class III director nominee unless otherwise instructed.

The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The Board oversees the Company’s business and directs its management. The non-employee directors of the Board are not involved in day -to-day operations. Instead, the Board meets periodically with management to review the Company’s operating plans, multi-year strategic plan, risks, and business strategies. Directors also consult with management about the Company’s performance outside of formal meetings, which include opportunities for directors to have in-depth conversations with management about particular areas of the business.

All of the Class III director nominees set forth below are standing for election at the Annual Meeting. If elected each such director will serve for a term of three years and will hold office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees below are current directors of the Company, and each such nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws. The experience, qualifications, attributes and skills of each of the Company’s director nominees are set forth below.

The Board believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The Corporate Governance and Nominating Committee (the “Nominating Committee”) and the Board consider the skills and experiences of the directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. Our directors have a diversity of experience. They collectively have substantive knowledge and skills applicable to our business, including in the areas of public accounting and financial reporting, finance, risk management, business development, technology and cybersecurity, marketing, operations, strategic planning, management development and succession, compensation, corporate governance, and banking. The Nominating Committee regularly reviews the composition of the Board and its assessment of the Board’s performance in light of our evolving business requirements to maintain a Board with the appropriate mix of skills and experiences needed for the broad set of challenges that the Company confronts.

Our Corporate Governance Guidelines provide that any director who has reached age 75 at or before the time of his or her election by the stockholders will not be eligible for election and will not be nominated by the Board, unless the Board determines that the value of such director’s contribution makes it advisable that he or she continue to serve as a director. The Board of Directors is divided into three classes having three-year terms that expire in successive years. Five candidates have been nominated for election as Class III directors at the 2023 Annual Meeting for a three-year term expiring in 2026.

Upon recommendation of the Nominating Committee, the Board has nominated Rod Brenneman, George Bruce, Jennifer Grigsby, Mason King and James Kuykendall for re-election as Class III directors. Biographical information about each of the nominees and continuing directors follows. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating Committee to the conclusion that he or she should continue to serve as a director also follows. If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Messrs. Brenneman, Bruce, King and Kuykendall and Ms. Grigsby. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other nominee, that organization will leave your shares unvoted on this matter.

Proxy Statement Page 1

Board and Governance Matters

Information Regarding the Board and Director Nominees

Background and Qualifications

The names of the proposed director nominees and our continuing directors, their respective ages and other biographical information as of March 24, 2023 (unless otherwise noted), are set forth in the following sections.

Nominee	Age(1)	Independent	Term Expires	Director Since	Comp. Committee	Nominating Committee	Audit Committee	Risk Committee
Rod K. Brenneman	58	Yes	2023	2012	CHAIR	✓
George C. Bruce	68	Yes	2023	2009		✓
Jennifer M. Grigsby	54	Yes	2023	2013			✓
Mason D. King	47	Yes	2023	2018				✓
James W. Kuykendall	58	Yes	2023	2018	✓
Continuing Directors		(Class I directors’ terms expire in 2024 and Class II directors’ terms expire in 2025)
Steven W. Caple	57	Yes	2024	2018			✓
Ron C. Geist	54	Yes	2024	2018	✓	✓
George E. Hansen III	73	Yes	2024	2013				✓
Lance A. Humphreys	54	Yes	2025	2018	✓	CHAIR
Michael J. Maddox	53	No	2025	2009
Kevin S. Rauckman	61	Yes	2024	2016			CHAIR
Michael K. Robinson	69	Yes	2025	2018				CHAIR
L. Grey Stogner III	62	Yes	2024	2018				✓
Stephen K. Swinson	65	Yes	2025	2013			✓
(1)	As of the date of the Annual Meeting.

Proxy Statement Page 2

Board and Governance Matters

Nominee Biographical Information

Rod K. Brenneman, Chairman of the Board

Since August 2014, Mr. Brenneman has been an independent business consultant and advisor. From 2011 until August 2014, Mr. Brenneman served as the President and Chief Executive Officer of Butterball LLC, the largest integrated turkey processing company in the United States and a joint venture of Seaboard Corporation and Maxwell Foods, LLC. Prior to serving as President and Chief Executive Officer, Mr. Brenneman served in various financial and management capacities at Seaboard Corporation, a global agribusiness and transportation company, from 1989 until 2011. Mr. Brenneman served as President and Chief Executive Officer of Seaboard Foods from 2001 until 2011, as Senior Vice- President and Chief Financial Officer of Seaboard Foods from 1999 to 2001, as Senior Vice President, Live Production for Seaboard Foods from 1996 until 1999 and Vice President – Finance and Administration of Seaboard Foods from 1994 to 1996. Prior to joining Seaboard, Mr. Brenneman was an accountant for several years with Arthur Andersen. Mr. Brenneman is a CPA and graduated from Wichita State University. Mr. Brenneman has served on several boards, both for-profit and not-for-profit, and is involved in private equity. Mr. Brenneman previously served on the board of CrossFirst Bank from 2009 until 2012. Currently, he serves on the boards of directors of the Clemens Family Corporation, McKee Foods, Great Lakes Cheese Co., Inc., P&P Optica Inc., New Horizon, T2 Capital Management, Lifesong for Orphans, Inc. and Made to Flourish, Inc.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Brenneman was selected to serve on our Board of Directors because of his professional background and experience in senior-executive leadership positions, CrossFirst board experience, board attendance and participation, and extensive understanding of strategic planning, tactical business decision-making, risk management and corporate financial statements.

George C. Bruce

Mr. Bruce has served as the CEO of Aladdin Petroleum Corporation, an oil and gas exploration and production company since 1993. Mr. Bruce has also served as general counsel for Aladdin Middle-East, Ltd., a private petroleum exploration, production and drilling company, primarily drilling in the Republic of Turkey since 1980 and serves as its Vice Chairman and Executive Vice President. In his legal career, Mr. Bruce was a law partner of Hall, Pike & Bruce from 1980-1988 and held various roles, including partner, managing partner and Of Counsel, at Martin, Pringle, Oliver, Wallace & Bauer, LLP from 1988 until his retirement in January 2022. Mr. Bruce served as corporate counsel for Union Bankshares, Inc., the holding company for Union National Bank of Wichita, for 10 years from 1985 through its acquisition by Commerce Bank in 1995. Mr. Bruce also served as legal counsel for numerous banks in obtaining de novo charters and in connection with sales and acquisitions. Mr. Bruce received a B.A. degree in History from the University of Kansas in 1977 and his law degree from Washburn University School of Law in 1980. He has served on the board of directors of CrossFirst Bank since 2021, Aladdin Petroleum Corporation since 1993, And the board of Aladdin Middle-East, Ltd. Since 1990. Additionally, Mr. Bruce has served on the board for Heartland Community Church since 1993 and is currently serving as the Chairman of the Board of Urban Preparatory Academy of Wichita, which was organized in 2021.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Bruce was selected to serve on our Board of Directors because of his significant legal, business and banking experience, particularly in the energy sector.

Proxy Statement Page 3

Board and Governance Matters

Jennifer M. Grigsby

Ms. Grigsby has over 30 years of senior management experience in accounting, treasury, risk management, corporate governance, and corporate finance, primarily in the oil and gas exploration and production industry. Most recently, Ms. Grigsby served as Secretary of Economic Administration for the State of Oklahoma, from March 2021 through November 2022. In this role, Ms. Grigsby oversaw more than 20 state agencies including the Oklahoma Employment Security Commission, the Office of the State Treasurer, the Oklahoma Tax Commission, the Lottery Commission and the State’s Pension and Retirement Systems. Prior to this role, Ms. Grigsby served as Executive Vice President and Chief Financial Officer of Ascent Resources, LLC, an oil and gas exploration and production company located in Oklahoma City, Oklahoma, from 2015 until 2020. Ms. Grigsby previously served as CFO of American Energy –Woodford, LLC and CEO and CFO of American Energy Minerals, LLC from February 2015 to July 2015. Prior to her roles at American Energy, Ms. Grigsby spent almost 19 years with Chesapeake Energy Corporation (NYSE: CHK) and served in various executive roles, including Senior Vice President, Treasurer and Corporate Secretary and Senior Vice President – Corporate and Strategic Planning. Ms. Grigsby is also a principal and co-founder of Amethyst Investments, LLC, a passive financial investment company in Oklahoma City, Oklahoma. Ms. Grigsby currently serves on the board of directors of Silverbow Resources, Inc. (NYSE: SBOW); on the board of directors and audit committee of Cetarus Ltd.; and on the board of directors and investment committee of CompSource Mutual Insurance Company. Ms. Grigsby serves as immediate past chair of the board of directors of the YMCA of Greater Oklahoma City and on the board of directors of the Oklahoma Hall of Fame and the United Way of Central Oklahoma. Ms. Grigsby holds a BS degree in Accounting from Oklahoma State University and an MBA from Oklahoma City University. Ms. Grigsby is a Certified Public Accountant and Chartered Global Management Accountant and is a member of the Oklahoma Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Ms. Grigsby is also National Association of Corporate Directors (NACD) Directorship CertifiedTM.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mrs. Grigsby was selected to serve on our Board of Directors because of her significant financial and general business experience, particularly in the energy sector.

Mason D. King

Mr. King is a principal of Luther King Capital Management (“LKCM”), an investment management company. He joined the firm in 2004 and serves as Director of Public Equity Investment Strategies and a portfolio manager. Prior to joining LKCM, Mr. King was an equity analyst at Hester Capital Management and a private equity investment analyst at Pacesetter Capital Group and Crates Thompson Capital. Mr. King graduated with a Bachelor of Arts in English Literature from Princeton University and a Master of Business Administration from the University of Texas at Austin. He also completed the TCU Ranch Management Program. Mr. King holds board positions with St. Mark’s School of Texas, the Investment Advisor Association, Caesar Kleberg Wildlife Research Institute, Texas and Southwestern Cattle Raisers Foundation, LKCM Center for Financial Studies at TCU and the University of Texas MBA Investment Fund. He has also served on the board of CrossFirst Bank since 2018.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. King was selected to serve on our Board of Directors because of his significant banking, financial and investment experience.

James W. Kuykendall

Mr. Kuykendall owns and is President of Equipment World, Inc., a construction equipment dealership located in Tulsa, Oklahoma. The business sells equipment across the country and serves a regional area providing rentals, parts and services. Mr. Kuykendall joined the company in 1987 upon his graduation from Oklahoma State University and has spent over 30 years working to build the business. Mr. Kuykendall is involved in various industry associations and has served on the board of the Association of Oklahoma General Contractors. He has served on the board of CrossFirst Bank since 2017.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Kuykendall was selected to serve on our Board of Directors because of his significant business experience.

The Board recommends a vote FOR the election of
Rod Brenneman, George Bruce, Jennifer Grigsby, Mason King and James Kuykendall.

Proxy Statement Page 4

Board and Governance Matters

Continuing Director Biographical Information

Steven W. Caple

Mr. Caple has held the position of President of Unity Hunt, Inc., the company through which the Lamar Hunt family oversees its holdings, since January 2011. Additionally, Mr. Caple serves in various roles for many of the Lamar Hunt family’s trusts and portfolio companies. Mr. Caple is also the co-owner of TRL Management, LLC, Farmersville Holdings, LLC and Hickory Creek Real Estate, LLC. Prior to joining Unity Hunt, Mr. Caple served as President of VFT Capital, LP (“VFT”). Before joining VFT, Mr. Caple served as President of Novo Networks, Inc., and he previously held legal and management positions with GTE Corporation, Chancellor Media Corporation and Marcus Cable, LP. Mr. Caple also practiced law with the firm of Patton, Haltom, Roberts, McWilliams & Greer, LLP. Mr. Caple received his bachelor’s degree from the University of Texas at Dallas and a law degree, cum laude, from the University of Arkansas, where he served as the Managing Editor of the Arkansas Law Review. Mr. Caple currently serves as Chairman of Hunt Midwest Enterprises, Inc. and Hunt Southwest Real Estate Development, LLC, and as a board member of Hunt Sports, LLC, Placid Holding Company, Inc., and Trinity Hunt Management GP, LLC. Mr. Caple has also been involved with several industry associations and non-profit organizations, including service as a Director of the Texas Alternative Investments Association, a host committee member of the Great Investors’ Best Ideas Foundation Investment Symposium, a director of the National Archives Foundation and a Law Committee Member of Campaign Arkansas.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Caple was selected to serve on our Board of Directors because of his significant management experience across many industries.

Ron C. Geist

Mr. Geist has served since June 2014 as President of RAGE Administrative and Marketing Services (“RAMS”), a large franchisee of restaurants. Prior to being appointed President, Mr. Geist served as Real Estate Director at RAMS. Additionally, Mr. Geist has served as Managing Partner of Starwood Investments, L.P. (“Starwood”) since February 2012. Starwood has holdings in securities, real estate, and other investments. Prior to joining RAMS and Starwood, Mr. Geist served as President of Blue Ribbon Technologies, a provider of document imaging and storage, as well as customizable web design. Before joining Blue Ribbon, Mr. Geist was Managing Partner and owner of Zland of Denver, a company that provides integrated web-based applications for the marketing, commerce and operations of business. Mr. Geist has also held various positions for Beauty First, a provider of hair care services and products throughout its chain of stores. Mr. Geist is a partner in Flint Oak Ranch, which is a private hunting resort. Mr. Geist received his B.S. degree from the University of Kansas. He has served on the board of CrossFirst Bank since 2013.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Geist was selected to serve on our Board of Directors because of his significant experience in restaurant franchising and general business.

Proxy Statement Page 5

Board and Governance Matters

George E. Hansen III

Mr. Hansen has more than 35 years’ experience managing businesses in multiple industries in both North America and Europe. In addition to managing for growth he has also been principally involved in a variety of transaction types, including acquisitions, de-mergers and exits in both the public and private markets. He has been a principal at HCI, LLC since 2011, providing advisory services to mid-sized businesses with an emphasis on management, strategy and investment. Mr. Hansen served as Chief Executive Officer and President of the Enterprise Center in Johnson County, a non-profit venture development organization that provides education, connections to capital, mentoring and office space to Kansas City entrepreneurs, from June 2013 to February 2020. Mr. Hansen has also served as a manager and internal consultant for Murfin Drilling, an oil and gas production company, since November 2013. Prior to his roles with the Enterprise Center in Johnson County and Murfin Drilling, Mr. Hansen was Executive Vice President at Thorn EMI, PLC. Additionally, Mr. Hansen has served as the CEO or Managing Director for four private companies. Mr. Hansen is a graduate of the University of Maine and holds a certificate in Management from Columbia University. He serves as a board member for the Enterprise Center in Johnson County and Matrix Measuring Systems.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Hansen was selected to serve on our Board of Directors because of his significant management experience across many industries, including his experience in operations, strategy and marketing and sales.

Lance A. Humphreys

Mr. Humphreys has served as Manager and Lead Investor of Triad Marketing Inc. since May 2010 and as Manager and Lead Investor of 410 Investments, LLC since 2007, both of which are focused on commercial real estate and private equity. He also serves as a Managing Partner of 640 Legacy Partners, LLC, which owns and manages commercial real estate and other alternative assets. Mr. Humphreys previously served as Manager of Covenant Hospitality, LLC from February 2011 through May 2016. Mr. Humphreys graduated from the University of Oklahoma, where he studied Marketing. Mr. Humphreys also studied at Denver Seminary and spent eight years as the senior leader of Bridgeway Church in Oklahoma City. Mr. Humphreys previously served on the board of CrossFirst Bank from 2012 until 2018. He is a current board member for 640 Legacy Partners, LLC, Martin Bionics and Humphreys Real Estate Income Fund.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Humphreys was selected to serve on our Board of Directors because of his significant management and general business experience.

Michael J. Maddox

Mr. Maddox has served as President and CEO of the Company since June 1, 2020, and CEO of the Bank since November 28, 2008. He also served as President of the Bank from November 28, 2008 until July 1, 2022 when the roles of CEO and President of the Bank were split. Prior to joining the Bank, he was a Regional President for Intrust Bank. In this role, he managed Intrust Bank’s operations in Northeast Kansas. Mr. Maddox has over 18 years of banking experience. Mr. Maddox attended the University of Kansas from which he received a business degree in 1991 and a law degree in 1994. While at KU, Mr. Maddox was a four-year basketball letterman and a member of the KU team that won the National Championship in 1988. Mr. Maddox serves on the Kansas City Civic Council. He has served on the board of CrossFirst Bank since 2008. Mr. Maddox’s employment agreement grants him the right to be appointed as a director of the Company and the Bank.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Maddox was selected to serve on our Board of Directors because of his appointment as President and CEO of the Company and his significant banking leadership experience.

Proxy Statement Page 6

Board and Governance Matters

Kevin S. Rauckman

Mr. Rauckman is the owner of, and financial consultant for, Rauckman Advisors, LLC, where he has worked since November 2017. Mr. Rauckman was previously a financial advisor for MoBank (formerly Bank of Kansas City), a subsidiary of BOK Financial Corporation, from February 2015 through May 2016. Prior to joining the Bank of Kansas City, Mr. Rauckman served as the Chief Financial Officer and Treasurer of Garmin Ltd. from January 1999 until December 2014. He was named CFO of the Year by the Kansas City Business Journal in 2008. Mr. Rauckman received a B.S. in Business Administration and an MBA degree in Finance from the University of Kansas. Mr. Rauckman serves as a board member and the audit committee chairman of JE Dunn Construction Group; a board member and the nomination/governance committee chairman of MGP Ingredients, Inc.; and a member of the board of CrossFirst Bank since 2018.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Rauckman was selected to serve on our Board of Directors because of his public company experience, his significant financial and investment experience, and his corporate governance, leadership, operational, and strategic planning skills.

Michael K. Robinson

Mr. Robinson has over 34 years of leadership experience in telecommunications infrastructure operations and engineering, technology innovation, corporate security and fraud detection, banking and business risk management. Since March 2006, Mr. Robinson has owned and served as President and CEO of Leadergy Catalyst LLC, a senior leadership and consulting company specializing in emerging technologies, business process development, risk management, operational scalability, and high-performance team development. During this time, he has helped client companies achieve efficiencies through process improvement, and execution excellence consulting. Mr. Robinson has also served in a variety of other senior leadership positions, including Chief Operating Officer of CommLink Technology, President and Chief Operating Officer of Motricity Corp., Division President at TNS, and Vice President International Network for Sprint Corporation. He has served on the board of CrossFirst Bank since its inception in 2007. He also serves on the Board of Colorado Central Telecom as their Chairman, and as a Board member of Sangre De Christo Electric Association.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Robinson was selected to serve on our Board of Directors because of his significant technology expertise, particularly in telecom network infrastructure, software development and implementation, cybersecurity management, as well as risk management and general business experience.

Grey Stogner

Mr. Stogner is the President and Owner of Crestview Real Estate, LLC (“Crestview”), which is a full-service commercial real estate company based in Dallas, Texas. Crestview specializes in development, leasing, property management, and asset management of commercial real estate. Mr. Stogner is also a principal in The Cogent Group, LLC, which is an investment company that specializes in net leased investments. Mr. Stogner has served as President of Crestview and as a principal in The Cogent Group, LLC since April 2008. During his career, which has spanned over 30 years in commercial real estate, he has been involved in the development of over seven million square feet of commercial space primarily in the retail shopping center sector of the business. This has included food anchored retail centers, specialty centers and single tenant assets. Mr. Stogner graduated from Baylor University with a B.B.A. in Management, Marketing, and Real Estate and was a football letterman.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Stogner was selected to serve on our Board of Directors because of his significant knowledge and experience in real estate investments.

Proxy Statement Page 7

Board and Governance Matters

Stephen K. Swinson

Mr. Swinson is CEO of CenTrio Energy, North America’s leading pure-play district energy platform. He joined CenTrio in 2021 and has been driving operational excellence and corporate expansion since the company was acquired in 2021. He is leading the company’s growth in current and new markets and its continued transformation to a sustainable energy-centered district energy platform that empowers customers to pursue carbon-reducing district energy operations across North America. Previously, he held the position of President and CEO of Thermal Energy Corporation (TECO) from 2005 to 2021. The company was named International District Energy Association’s 2019 System of the Year under his leadership. Mr. Swinson is a member of the Alabama Engineering Hall of Fame (2022), the TMC Advisory Board of directors and the TMC Venture Fund Advisory Board of Directors. He has also been a member of the International District Energy Association (IDEA) since 1983 and is the recipient of the Norman R. Taylor Person of the Year Award (2015). He holds a bachelor’s degree in mechanical engineering from Auburn University and a master’s degree in business administration from the Kellogg Graduate School of Management at Northwestern University. He is a licensed professional engineer and is a frequent presenter and publisher on emerging issues in the energy field.

Skills and Qualifications - In addition to the skills identified below under “Corporate Governance – Process for Nominating Directors – Skills and Experience,” Mr. Swinson was selected to serve on our Board because of his significant management and general business experience, particularly in energy and construction.

Proxy Statement Page 8

Corporate Governance

Corporate Governance

Director Nominations, Skills and Qualifications

Nomination of Directors

The Nominating Committee is responsible for identifying, evaluating, and recommending candidates to the Board. The Nominating Committee may consider director candidates from a wide range of sources, including referrals from stockholders, officers, and directors. The Board is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Nominating Committee will continue to evaluate the composition of the Board, including the mix of skills and experiences of existing directors, as well as the potential benefits from new and different perspectives and skill sets.

Our director nomination process is designed to consider diversity among the many factors that the Board considers in evaluating prospective nominees. Diversity, as considered by the Nominating Committee, can encompass many attributes, from business experience to substantive expertise, education, background, gender, race and ethnicity. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to our success. We have disclosed the self-identified race, ethnicity, gender and LGBTQ+ status of those of our directors and director nominees who have consented to such disclosure in this Proxy Statement above under “Board Diversity.” As of December 31, 2022, 7% of our directors and 45% of our executive and senior leadership teams identify as female. We continue to look for ways to diversify and broaden our talent pool. We will also continue to evaluate opportunities to provide more transparency regarding our race/ethnicity data to increase awareness, accountability, and more diversity in our leadership.

Stockholder Recommendations for Director Candidates

Fulfilling its responsibility to identify, evaluate, and recommend director candidates, the Nominating Committee accepts stockholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The Nominating Committee determines the need for additional or replacement Board members, then identifies and evaluates the director candidate under the Director Qualifications described below based on the information the Nominating Committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Nominating Committee determines, in consultation with other directors, that a more comprehensive evaluation is warranted, the Nominating Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Nominating Committee will then evaluate the director candidate further, again using the qualification criteria described herein. The Nominating Committee receives input on such director candidates from other directors and recommends director candidates to the full Board for nomination. The Nominating Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Nominating Committee engages a third party, the Company pays for these services.

Stockholders who wish to recommend a candidate for the Nominating Committee’s consideration must submit the recommendation in writing to CrossFirst Bankshares, Inc., 11440 Tomahawk Creek Parkway, Leawood, Kansas, 66211, Attn: General Counsel and Corporate Secretary. The written notice must demonstrate that it is being submitted by a stockholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications, and other relevant biographical information. In addition, the stockholder must confirm the candidate’s consent to serve as a director. In 2022, there were no director candidates submitted by stockholders. Stockholders may make recommendations at any time and any nominations by stockholders will be evaluated in the same way as nominees identified by the Nominating Committee.

In addition, stockholders may nominate director candidates by complying with the advance notice bylaw provisions discussed at the end of this Proxy Statement in the “General Information – Stockholder Proposals or Nominations Not Submitted Pursuant to Rule 14a-8” section.

Director Qualifications

Our Corporate Governance Guidelines describe the minimum qualifications for our directors. The Board seeks members who combine a broad and relevant spectrum of experience and expertise with a reputation for integrity. The Board looks for directors who can best perpetuate the Company’s success and represent stockholder interests through the exercise of sound judgment, using their diversity of experience. Directors should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of stockholders. Also, the Board will consider the diversity of a candidate’s perspectives, background, and other demographics. When considering potential director candidates, the Board also considers: (i) whether the individual meets various independence requirements; (ii) the individual’s understanding of banking, the varied disciplines relevant to the success of a publicly traded company in the current business environment and the Company’s business and markets; (iii) the professional expertise, business and financial experience and educational background of the individual; (iv) the individual’s understanding of, and commitment to, high standards of regulatory compliance; the personal and professional integrity of the individual; and (vi) other factors that promote diversity of views and experience, including self-identified racial, ethnic and gender diversity. The Nominating Committee is committed to identifying potential candidates to increase gender and/or demographic diversity on the Board.

Generally, no director is permitted to serve on more than four public company boards (including the Company’s Board). Management directors may only serve on one other public company board. Our Chairman of the Board may serve on no more than two other public company boards (this is limited to one other board if he is serving as lead director or chairman of another public company board).

Proxy Statement Page 9

Corporate Governance

Director Retirement Policy

The Corporate Governance Guidelines include a retirement policy for directors. In general, under this policy, any director who has reached the age of 75 at or before the time for his or her election by stockholders or designation by the Board to the Board will not be eligible for election or designation to the Board, and the Board will not nominate for election or designate any such person as a director; provided, that, the Board may waive the application of this policy if the Board determines that the value of a particular director’s contribution makes it advisable to do so.

The Corporate Governance Guidelines also include a policy regarding a change of director’s circumstances. In general, under this policy, any director who retires, or makes a significant change to his or her principal employment or experiences a significant change in his or her personal circumstances that may reasonably have an adverse effect on the director’s service on the Board, including his or her independence or the Company’s business or reputation, must offer his or her resignation to the Board. The Nominating Committee then will review the appropriateness of that director’s continued service on the Board considering the new circumstances and will make a recommendation to the Board as to whether the resignation should be accepted.

Board Diversity

We continue to assess our overall board composition and build a diverse board to increase diversity of thought and to align board capability with our strategic focus. The following diversity statistics regarding our board are reported in the standardized disclosure matrix required under applicable Nasdaq rules.

Board Diversity Matrix (As of March 24, 2023)
Total Number of Directors	14
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	13
Part II: Demographic Background
African American or Black
Alaskan Native or Native American		1
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	12
Two or More Races or Ethnicities
LGBTQ+			—
Did Not Disclose Demographic Background			—

The Company’s Board Diversity Matrix for 2022 is publicly available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) for the 2022 Annual Meeting.

Proxy Statement Page 10

Corporate Governance

Skills and Experience

The Nominating Committee works with the full Board to regularly evaluate Board composition to assess the skills and capabilities that are relevant to the Board’s work and the Company’s strategy and the number of directors needed to fulfill the Board’s responsibilities under our Corporate Governance Guidelines and Committee charters. The table below summarizes the key qualifications, skills, and attributes that each director and nominee bring to the Board. Each director and nominee possesses numerous other skills and competencies not identified below. A mark indicates a specific area of focus or expertise which the Board considers the person to contribute significantly to the overall Board skill set. A director or nominee may possess a qualification or skill even if a mark is absent from the table. Director and nominee biographies above under “Information Concerning Directors and Nominees” describe each person’s background and relevant experience in more detail.

Independence	X	X	X	X	X	X	X	X	X		X	X	X	X
Knowledge, Skills and Experience
Banking	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Financial/ Accounting/ Investment	X		X	X	X		X	X		X	X			X
CEO / Business Head	X	X	X	X	X	X	X	X	X	X		X	X	X
Legal or Regulatory		X	X							X
M&A	X	X	X	X	X	X		X		X	X	X		X
Real Estate	X	X	X	X			X		X	X			X	X
Energy		X	X		X			X		X				X
Risk Mgmt.	X	X			X			X		X	X	X		X
IT/ Cybersecurity												X
Public Company	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Marketing						X	X			X
Demographics
Race/Ethnicity
Alaskan Native or Native American														X
White/ Caucasian	X	X	X	X	X	X	X	X	X	X	X	X	X
Gender
Female					X
Male	X	X	X	X		X	X	X	X	X	X	X	X	X

Proxy Statement Page 11

Corporate Governance

Director Independence

As required under Nasdaq Stock Market, LLC (“Nasdaq”) rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Corporate Governance Guidelines, which are available on the investor relations page of our website (investors.crossfirstbankshares.com), mirror this requirement. Our committee charters also require that each of the Audit Committee, Compensation Committee, Nominating Committee and Risk Committee be comprised of independent directors.

The Board reviewed the independence of all of our directors who served at any time since January 1, 2022. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family and members of the Company’s senior management or the Company’s independent registered public accounting firm. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that each of Messrs. Brenneman, Bruce, Caple, Geist, Hansen, Humphreys, King, Kuykendall, Rauckman, Robinson, Stogner, and Swinson and Ms. Grigsby are independent under applicable Nasdaq and SEC rules.

In determining that each of the directors other than Messrs. Maddox and David O’Toole (whose term as a director ended in May 2022 but who was employed by the Company until his retirement at the end of 2022) is independent, the Board considered, among other things, certain relationships that were not prohibited under Nasdaq rules. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, leased office space to Mr. Brenneman in a Company-owned office building; sold products and services to some of our directors and their immediate family members as described below under “Certain Transactions”; purchased services from a law firm at which Mr. Bruce was a partner for one month of 2022 and a law firm at which Mr. Hansen’s son-in-law was a partner during 2022; and made a donation to a non-profit entity on which the board of directors Mr. Rauckman served for a portion of 2022. In each case, the Board concluded that none of the involved directors had a direct or indirect material interest in the transactions referred to above.

Board and Committee Structure and Operations

Board and Committee Meetings

Our Board held six meetings during 2022. Each director attended at least 75% of the total number of meetings of the Board and the committees on which such director served that were held while the director was a member of such committee. Our Board has established the following standing committees: Audit Committee, Compensation Committee, Nominating Committee and Risk Committee. The current membership and function of each committee and the number of meetings held by each committee during 2022 is described below.

AUDIT COMMITTEE	Current Members
Kevin Rauckman (Chair)
8 Meetings in 2022	Steven W. Caple
Jennifer Grigsby
Steve Swinson

Primary Responsibilities:

•	Oversee our accounting and financial reporting processes and audit of our financial statements, our risk management relating to our accounting and financial reporting process, and the qualifications and independence of our independent registered public accounting firm
•	Oversee the internal audit function, including the performance of our internal audits
•	Sole authority and responsibility to select, determine compensation for, evaluate the performance of, and, if appropriate, replace our independent registered public accounting firm
•	Review and approve the scope and expense of audit and permitted non-audit services provided by our independent registered public accounting firm

Proxy Statement Page 12

Corporate Governance

COMPENSATION COMMITTEE	Current Members
Rod Brenneman (Chair)
5 Meetings in 2022	Ron Geist
James W. Kuykendall
Lance Humphreys

Primary Responsibilities:

•	Establish policies and procedures for compensating executive officers and non-employee directors
•	Determine the structure and objectives of each element of executive officer compensation, and the base salaries, incentive award opportunity levels, and all other components of such compensation
•	Set incentive compensation goals
•	Approve awards under equity and incentive compensation programs, and exercise administrative authority under our benefit plans
•	Oversee the Company’s human capital management strategy, including with respect to employee recruiting and retention, motivating and rewarding employees, employee health and safety, employee training and development, workplace environment and culture, and diversity, equity and inclusion
•	Evaluate CEO performance and review evaluations of the performance of other executive officers
•	Recommend to the Board the structure of non-employee director compensation
•	Assist the Board in overseeing compensation risk, including determinations regarding the risk of employee compensation practices and policies
•	Approve certain compensation disclosures
•	Retain independent compensation consultant

CORPORATE GOVERNANCE & NOMINATING COMMITTEE		Current Members
Lance Humphreys (Chair)
4 Meetings in 2022		George Bruce
Rod Brenneman
Ron Geist
Primary Responsibilities:
•	Identify and recommend candidates for election to our Board and each Board committee
•	Consider matters of corporate governance and make recommendations or take action relating to such matters
•	Succession planning
•	Oversee the Company’s practices and reporting with respect to ESG matters that are of significance to the Company and its stakeholders
•	Oversee the Company’s strategy, policies and practices relating to the Company’s response to current and emerging political, corporate citizenship and public policy issues that may affect the business operations, performance or public image of the Company

Proxy Statement Page 13

Corporate Governance

RISK COMMITTEE		Current Members
Michael Robinson (Chair)
4 Meetings in 2022		George Hansen
Mason King
Grey Stogner
Primary Responsibilities:
•	Oversee the enterprise-wide risk management framework, profile and policies
•	Make recommendations to the Board on risk management policies and the Company’s risk appetite and tolerance
•	Oversee risk management governance and policies and perform other functions pursuant to the state and federal banking regulations

•	Oversee various risk domains including credit, interest rate, cybersecurity, price, liquidity, operational, compliance, strategic and other risks

Committee Matters

Our Board has adopted a written charter for each of the Audit, Compensation, Nominating, and Risk Committees setting forth the roles and responsibilities of each committee. The committee charters are available on the investor relations page of our internet site (investors.crossfirstbankshares.com).

All members of the Audit, Compensation, Nominating, and Risk Committees satisfy the standards of independence applicable to members of such committees under applicable Nasdaq rules. In addition, the Board has determined that the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are in accordance with applicable Nasdaq and SEC rules for audit committees. All Audit Committee members possess the required level of financial literacy, and at least two members of the Audit Committee meet the current standard of requisite banking or financial management expertise required under applicable FDIC rules. The Board has determined that Mr. Rauckman and Ms. Grigsby are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K.

Board Leadership Structure

The Company’s Bylaws, as well as our Corporate Governance Guidelines, provide that the office of the Chairman and the office of the CEO may be, but need not be, held by the same person. The Board of Directors has separated the roles of Chairman of the Board and CEO in recognition of the differences between the two roles and to eliminate any inherent conflict of interest that may arise when the roles are combined. The CEO is responsible for setting our strategic direction and the day-to-day leadership and performance. The Chairman of the Board provides guidance to the CEO, sets the agenda for board meetings, presides over meetings of the full Board of Directors (including executive sessions), and facilitates communication among the independent directors and between the independent directors and the CEO.

The Company has a strong independent Board, with all directors except for Mr. Maddox having been determined to be independent under Nasdaq rules. Further, as previously noted, all standing committees of the Board are composed solely of independent directors. The Board believes that having an Independent Chairman, separate from the CEO role, is the most appropriate leadership structure at this time. Although the Board believes that best serves the interests of the Company and its stockholders, the Board retains the flexibility to combine the roles in the future. The Board recognizes its responsibility for the establishment and maintenance of the most effective leadership structure for the Company, taking into account all relevant facts and circumstances. In our Corporate Governance Guidelines, the Board has indicated that it will appoint a Lead Director whenever the position of Chairman of the Board is not held by an independent director.

Executive Sessions

In accordance with our Corporate Governance Guidelines, the non-employee directors meet regularly in executive session without management present. The Chairman of the Board presides over full Board executive sessions and independent director only executive sessions. Additionally, each Board committee regularly meets in executive session, and the Chair of such committee will preside over executive sessions of the committees.

Board Attendance at Annual Stockholder Meeting

Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders. All of our directors attended our 2022 Annual Meeting of Stockholders.

Board and Committee Evaluations

To monitor and improve its effectiveness, and to solicit and act upon feedback, the Board and its committees annually engage in a formal self-evaluation process. The Nominating Committee facilitates the process, which includes a written self-evaluation questionnaire from each director, a self-evaluation by each committee and individual interviews with each director. The results are then reported to and evaluated by the full Board.

Proxy Statement Page 14

Corporate Governance

Board Role in Risk Oversight

Our Board of Directors has ultimate authority and responsibility for overseeing our risk management. Our Board of Directors monitors, reviews and reacts to material enterprise risks identified by management. Our Board of Directors receives specific reports from executive management on credit, interest rate, liquidity, cybersecurity, operational, compliance, strategic, and reputational risks and the degree of exposure to those risks. Our Board of Directors helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Committees of our Board of Directors have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Compensation Committee assesses and monitors risks in our compensation program. The Risk Committee assists our Board of Directors in its oversight of the enterprise-wide risk management of the Company, including but not limited to, risks associated with credit activities, regulatory compliance, technology, cybersecurity, investments, balance sheet management, and Company operations. The Risk Committee receives quarterly reporting on the Company’s risk profile from management and engages in extensive discussion on risk domains exceeding the Company’s risk appetite or an increasing direction. The Company’s risk indicators are evaluated annually. The potential impacts of emerging risks are considered and mitigation efforts discussed.

Our Chief Risk Officer is responsible for identifying, analyzing, and reporting internal and external risks over the short-term, intermediate-term, and long-term. She works in concert with other members of our management team, including our Managing Director, Compliance (who reports to her), Chief Credit Officer, Chief Accounting Officer and Director, Internal Audit (who effectively reports to the Audit Committee), to ensure that existing and emerging risks are identified and mitigated. Our Disclosure Controls Committee, which is comprised of a cross-functional group of our senior management team, meets at least quarterly to ensure appropriate risks are identified and analyzed, and considered for timely disclosure.

The Bank also has a separate board of directors, which consists of certain members of the Company’s Board and executive team. Its members include Messrs. Bruce, Geist, King, Kuykendall, Hansen, Maddox, Rauckman, Rapp and Robinson. The Bank board meets on a regular basis and has constituted certain management committees - Internal Risk Committee, Credit Committee, Asset/Liability Committee (ALCO) and Technology, Operations and Compliance Committee - that also take an active role in risk management oversight of the Bank. Each of these committees meets regularly and is comprised of executives responsible for major categories of risk. The Internal Risk Committee reviews the Company’s risk appetite statement and enterprise risk management policy on an annual basis, which are ultimately approved by the Company’s or the Bank’s board, as appropriate, and establishes various risk tolerances focused on quantitative and qualitative key risk indicators. The Board of Directors of the Bank regularly shares its materials with the Company’s Board and reports on matters related to credit, interest rate, liquidity, operational, compliance, strategic, and reputational risks.

Other Matters

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports, and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that one transaction which was required to be reported under Section 16(a) was not timely filed during 2022. One Form 4 required to be filed on December 19, 2022, relating to the sale of 2,500 shares of our Common Stock by Mr. Bruce was not timely filed, but was filed on December 21, 2022.

Code of Business Conduct and Ethics

The Company maintains a Code of Business Conduct and Ethics (“Code of Conduct”), which is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. The Code of Conduct is publicly available without charge on the investor relations page of our internet site at investors.crossfirstbankshares.com, or by writing to the attention of: CrossFirst Bankshares, Inc., 11440 Tomahawk Creek Parkway, Leawood, Kansas, 66211, Attn: General Counsel and Corporate Secretary. If we make any material amendment to our Code of Conduct, or if we grant any waiver from a provision of the Code of Conduct for any executive officer or director, we will disclose the nature of the amendment or waiver on our website at the same location. We may also elect to disclose the amendment or waiver in a current report on Form 8-K filed with the SEC.

Compensation Committee Interlocks and Insider Participation

During 2022, no member of the Compensation Committee was an officer or employee or former officer of the Company or any of our subsidiaries or had a related person transaction involving the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of (i) the board of directors or compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee or (ii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

Proxy Statement Page 15

Director Compensation

Director Compensation

Director Compensation and Role of the Compensation Committee

The compensation paid to our non-employee directors further advances the interests of the Company and our stockholders by encouraging increased share ownership to promote long-term stockholder value.

The Compensation Committee is responsible for reviewing the effectiveness of the non-employee director compensation program in supporting the Company’s ability to attract qualified directors and align their interests with stockholders. The Compensation Committee reviews director compensation regularly and considers a variety of factors, including our financial performance, general market conditions, director compensation at companies within our peer group, director responsibilities, and trends in director compensation practices. Any recommendations for changes in director compensation are made to our Board.

Our non-employee directors are paid a cash retainer commensurate with the period of service during the Board year in quarterly installments. In addition, each non-employee director also receives a grant of restricted stock with a fixed grant date value during each year of service on the Board. The compensation payable under our directors’ compensation program is described below.

Compensation Program

Description	Annual Compensation Amount (May 2021-May 2022 Board Year)*	Annual Compensation Amount (May 2022-May 2023 Board Year)*
Annual Director Fees	$30,000 in cash and target of $30,000 (as valued on grant date) in restricted stock	$35,000 in cash and target of $35,000 (as valued on grant date) in restricted stock
Independent Chairman Fee	$30,000	$35,000
Audit Committee Chair	$20,000	$20,000
Compensation Committee Chair	$20,000	$20,000
Nominating Committee Chair	$20,000	$20,000
Risk Committee Chair	$20,000	$20,000
Audit Committee Members	$ 5,000	$ 5,000
Other Committee Members	$ 2,500	$ 3,500

*Each director may elect to receive the cash portion of such director’s fees (including Committee fees) in restricted stock.

Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, works with management to periodically review our current Board compensation package relative to our peer group. See discussion under “Executive Compensation – Overview – Peer Group” for more information on the peer group developed in late 2021 used by Meridian to benchmark board pay and used to set 2022 board compensation. Changes based on Meridian’s recommendations were implemented in May 2022 for the May 2022-May 2023 Board term. Changes included an increase of $5,000 each for the cash retainer and the target annual restricted stock award, an increase of $1,000 to each of the Compensation Committee, Nominating Committee and Risk Committee member fees, and an increase of $5,000 for the Independent Chairman’s retainer. No changes were recommended to the director compensation program for the May 2023-May 2024 Board term.

Compensation recommendations are made to our Compensation Committee and Board with respect to the non-employee Directors based on Meridian’s benchmarking review. The Compensation Committee then makes the ultimate decision as to the total compensation and compensation components of our non-employee Directors.

During 2022, each non-employee director was required to maintain a direct or indirect stock ownership requirement of $150,000 which may be accumulated over a three-year period. As of December 31, 2022, all non-employee directors who were directors on such date were in compliance with these guidelines.

Directors who also serve on the Bank’s board of directors did not receive any additional compensation for such service.

Reimbursements

We reimburse our non-employee directors for reasonable expenses incurred for continuing education training and in attending Board, committee and stockholder meetings, including reasonable expenses for travel, meals and lodging. We also reimburse our non-employee directors for similar travel, lodging and other expenses for a guest to accompany them to a limited number of Board meetings held as retreats to which we invite spouses for business purposes. In 2022, we held only one Board retreat where spouses were in attendance.

Proxy Statement Page 16

Director Compensation

Directors Deferred Fee Plan

We have a voluntary Directors’ Deferred Fee Plan (the “Directors’ Deferred Fee Plan”) that permits electing directors to receive deferred shares of our common stock in lieu of the cash or equity component of directors’ fees. If a director elects to defer any of his or her compensation under the Directors’ Deferred Fee Plan, the payment of the deferred shares is deferred for tax purposes until a director’s service on our Board of Directors ends. Before any deferred shares are delivered to a participating director, the director does not have any right to vote any of his or her deferred shares nor to receive any cash dividends on the deferred shares to the extent dividends are payable on shares of our common stock. If and when we pay a cash dividend on our shares, additional deferred shares would be credited to a participating director’s account. The additional shares credited would have a value equal to the dividends that otherwise would have been payable to a plan account if the hypothetical shares then credited were actual shares of our common stock. All credited whole deferred shares will be settled in actual shares of our common stock and such shares will be issued to a director upon the director’s termination from service on our Board of Directors. Any fractional deferred share will be rounded up to a whole share. The Directors’ Deferred Fee Plan applies only to eligible director compensation earned after 2018.

2022 Non-Employee Director Compensation Table

The following table sets forth compensation earned, awarded or paid during 2022 to each director who served on our Board of Directors in 2022, other than Messrs. O’Toole and Maddox, who were employees of the Company and did not receive any additional compensation for their service as directors. The compensation of Mr. Maddox is described in the “Summary Compensation Table” below. The table below also includes other compensation earned by each such director from us or the Bank.

	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) (5) ($)	All other Compensation ($)	Total ($)
Rod Brenneman	$93,502	$34,998	—	$128,500
George Bruce	$38,502	$34,998	—	$73,500
Steven W. Caple (4)	$40,002	$34,998	—	$75,000
Ron Geist	$42,002	$34,998	—	$77,000
Jennifer Grigsby	$40,002	$34,998	—	$75,000
George E. Hansen III (3)	$38,502	$34,998	—	$73,500
Lance Humphreys	$58,502	$34,998	—	$93,500
Mason King (3)	$38,502	$34,998	—	$73,500
James W. Kuykendall	$38,502	$34,998	—	$73,500
Kevin Rauckman	$55,002	$34,998	—	$90,000
Michael Robinson	$55,002	$34,998	—	$90,000
Grey Stogner (3)	$38,502	$34,998	—	$73,500
Steve Swinson (3)	$40,002	$34,998	—	$75,000
(1)	Cash. The amounts in this column include: (i) the non-employee director’s cash retainer fees; and (ii) the value of restricted stock or deferred shares received in lieu of the non-employee director’s cash retainer fees, calculated based on the fair market value of the underlying shares on the dates the cash retainer fees would have otherwise been paid. The following directors elected to receive a portion of their cash retainer fees as restricted stock or deferred shares in the following amounts: Caple (3,100), Geist (271), Hansen (2,984), Humphreys (911), King (2,984), Kuykendall (2,984), Rauckman (775), Robinson (4,263), Stogner (135), and Swinson (3,100).
(2)	2022 Restricted Stock Awards. Vesting is subject to continued service on the Board of Directors through the vesting date. The amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted to the non-employee directors during fiscal 2022, whether deferred or not, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the valuation are set forth in Note 17 of the notes to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022. All restricted stock awards were issued to our directors under our 2018 Omnibus Equity Incentive Plan (as amended, the “Omnibus Plan”).
(3)	Deferred Shares. Directors Hansen, King, Stogner, and Swinson elected to defer their 2022 equity compensation until such directors separate from service from the Board.
(4)	Other Arrangements. Under the terms of Mr. Caple’s arrangement with LHFI III, LLC, a stockholder of the Company and an affiliate of an entity that employs Mr. Caple, and its affiliates, all such fees and restricted stock awards for service on our Board of Directors were paid directly to or assigned to LHFI III, LLC.
(5)	Deferred and Restricted Stock at Year End. The following table sets forth each non-employee director’s outstanding deferred shares and restricted stock at fiscal year-end:

Proxy Statement Page 17

Director Compensation

Name	Total Deferred Shares as of December 31, 2022	Restricted Stock Awarded in 2022	Restricted Stock outstanding at at December 31, 2022	Director who elected to have 2022 restricted grants deferred
Rod Brenneman	1,935	2,713	2,713	—
George Bruce	22,903	2,713	2,713	—
Steven W. Caple	—	5,813	5,813	—
Ron Geist	—	2,984	2,984	—
Jennifer Grigsby	17,830	2,713	2,713	—
George E. Hansen III	24,745	—	—	5,697
Lance Humphreys	—	3,624	3,624	—
Mason King	23,047	—	—	5,697
James W. Kuykendall	—	5,697	5,697	—
Kevin Rauckman	—	3,488	3,488	—
Michael Robinson	—	6,976	6,976	—
Grey Stogner	11,523	—	—	2,848
Steve Swinson	23,643	—	—	5,813

Proxy Statement Page 18

Executive Compensation

Executive Compensation

Overview

As an Emerging Growth Company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as defined in the rules promulgated under the Securities Act. These rules permit us to limit reporting of compensation disclosure to all persons serving as our principal executive officer during our last completed fiscal year and our two other most highly compensated executive officers, which are referred to as our “named executive officers” or “NEOs.”

Our NEOs for 2022, are:

¡	Michael J. Maddox, President and CEO of the Company and CEO of the Bank;
¡	Steve Peterson, Chief Banking Officer of the Company and the Bank; and
¡	W. Randall Rapp, President of the Bank

Mr. Rapp was promoted from Chief Risk and Credit Officer to President of the Bank effective July 1, 2022. In this role, Mr. Rapp has overarching responsibility for production, credit, operations, risk and technology of the Bank. In connection with his promotion, effective June 1, 2022, Mr. Rapp’s annual base salary was increased to $410,000, and his incentive award opportunity under the Company’s Annual Incentive Plan (“AIP”) was increased from 40% of his base salary to 50% of his base salary, with a maximum stretch opportunity of up to 75% of base salary, for the 2022 plan year and beyond. Mr. Rapp also received a $10,000 cash promotion bonus, 5,000 time-based restricted stock units (“RSUs”) that vest ratably in annual increments over three years, and 5,000 stock appreciation rights (“SARs”) that vest ratably in annual increments over seven years with a grant date fair value based on the date of the award. For awards granted under the Company’s Omnibus Plan after 2022, Mr. Rapp’s long term incentive opportunity remained at 40% of his base salary.

We compensate our NEOs through a combination of base salary, annual cash incentives, long-term equity incentives and other benefits, including perquisites. Our Board of Directors believes the executive compensation packages that we provide to our executives, including the NEOs, should reward performance and attract and retain top talent. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our NEOs.

Compensation Program and Objectives

The Company’s 2022 executive compensation program and compensation decisions were based on the following principles:

Pay for Performance	Balanced Compensation Structure	Market-Competitive Pay Opportunity

Our compensation should reflect Company, business segment, and individual performance.	We seek to deliver a mix of fixed and variable compensation that is aligned with stockholder interests and the long-term interests of the Company and that appropriately balances risk and reward.	Our compensation should be competitive relative to our peers to attract, motivate and retain a talented executive team.

Pay for Performance

Our compensation program is grounded on a pay for performance philosophy and is designed to reward achievement of the Company’s financial and strategic goals included in our business plans established before each performance cycle. In determining executive compensation, the Compensation Committee considers financial performance and strategic performance factors, risk performance, internal pay equity and individual NEO performance. The targeted compensation for our NEOs is in the form of fixed and variable compensation, a large portion of which is paid in performance shares and RSUs tied to the long-term performance of the Company and designed to be aligned with stockholder interests. Financial performance factors considered by the Compensation Committee in setting and determining executive annual and long-term compensation include the following:

•	Target Earnings Per Share (“EPS”);
•	Relative Total Shareholder Return (“TSR”); and
•	Adjusted Pre-Tax, Pre-Provision Contribution Margin (“PPCM”).

Proxy Statement Page 19

Executive Compensation

Practices and Policies Supporting Strong Corporate Governance and Compensation Programs

We continue to maintain our disciplined approach to executive compensation with a focus on pay for performance, strong governance, risk management, and simplicity as evidenced by the following practices:

•	Pay for Performance: The majority of the targeted compensation for our NEOs is in the form of variable compensation linked to the long-term financial and strategic goals of the Company. Incentive compensation metrics are based on Adjusted EPS, TSR and PPCM, and our NEOs’ goals are designed to be aligned to the plan.
•	Stockholder alignment: Our compensation program is designed to be aligned with our long-term interests and those of our stockholders with deferred long-term incentives (“LTI”) in the form of RSUs and performance-based restricted stock units/performance shares linked to stockholder value appreciation.
•	Independent oversight: Our Compensation Committee includes only directors who are independent under applicable Nasdaq standards and the Committee is advised by an independent compensation consultant.
•	Incentive award limits: NEOs’ incentive awards have a maximum payout cap.
•	Clawback of incentive compensation: Our Incentive Compensation Clawback Policy provides for clawback of cash and equity compensation in the event of an accounting restatement or intentional misconduct by the executive which results in significant financial or reputational harm to the Company.
•	Risk management: We regularly evaluate the risk impact of the design of our incentive compensation program.
•	Balanced change in control protection: Our change in control severance policy includes a double trigger and does not provide excise tax gross ups for any employees.
•	Restrictive covenants: LTI awards to NEOs are subject to restrictive covenants, including non-solicitation provisions.
•	Stock ownership requirements: We have contractual stock ownership requirements for our NEOs.
•	Prohibition on Hedging: Our Insider Trading Policy prohibits our directors, officers and employees from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Balanced Compensation Structure

The Compensation Committee determines compensation targets (sum of base salary, target AIP and LTI opportunities) for the NEOs at the beginning of the year, based on each executive’s role, market practice and our desired pay mix. We intend for our compensation program to provide our NEOs with target compensation that, on average, approximates the median for our peer group. Individual components of compensation may be greater or lesser than the median based on Company and individual performance. Target AIP and LTI opportunities are established for, and communicated to, the NEOs at the beginning of the year or, if later, at the time of any subsequent increase in AIP or LTI opportunity. The actual year-end AIP awards paid and LTI awards made to the NEOs are determined by the Compensation Committee based on its evaluation of financial performance, risk performance, individual performance and other performance factors. The Compensation Committee also considers compensation levels of other executives in similar roles both within the Company and at peer companies when making compensation decisions. The Compensation Committee uses discretion to exercise its judgment instead of solely relying on a formulaic structure which it believes provides the right level of transparency while maintaining the flexibility necessary to pay amounts deemed appropriate for performance. The Compensation Committee has determined that a balance of the following pay components provides an effective combination of risk and reward:

Proxy Statement Page 20

Executive Compensation

(At Risk)

Element	Base Salary	Time-based Restricted Stock Units	Annual Incentive	Performance-based Restricted Stock Units
Highlights	Fixed compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance	Award of Time based RSUs that vest in 1/3 increments over three years	Annual cash bonus opportunity based on Company financial performance, primarily PPCM	Annual award of performance based RSUs that will vest based on achievement of our three year performance goals.
Rationale	Recognize performance of job responsibilities and attract and retain top talent	Provide a strong retention element and align executive and stockholder interests	Motivate the Company’s eligible senior executives to enhance stockholder value by linking a portion of their cash compensation to the Company’s financial performance, reward participants for superior individual performance and help attract and retain key employees	Align compensation with our business strategy and long-term stockholder value while providing a strong retention element

Review of Compensation Policies and Practices Related to Risk Management

Our executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking, and an accountability framework that, under defined conditions, enables the forfeiture or recovery of compensation in the event executives’ actions, or inactions, result in specified types of negative outcomes for our Company. The Compensation Committee believes that the 2022 compensation decisions for our NEOs were reasonable and appropriate and consistent with our compensation principles.

Risk-Balancing Features

To discourage imprudent risk-taking, the Company embedded risk-balancing features throughout our program for 2022, which include:

Pay Element		Risk-Balancing Feature
Base Salary	•	Salaries are a form of fixed compensation
	•	Promotes retention by providing a basic level of compensation
Short-Term Incentive (Cash Bonus)	•	2022 target award opportunity of 60% of base salary (maximum 90% of base salary) for Mr. Maddox with lower opportunities for other executives
	•	Award level based on achievement of pre-established performance objectives
	•	Subject to recovery under the Company’s Incentive Compensation Clawback Policy
Long-Term Incentive (Equity)	•	Significant portion of variable compensation in long-term equity
	•	Retirement does not trigger acceleration of payment from the original payment schedule
	•	Executive officers have contractually agreed to robust stock holding requirements
	•	Executive officers are prohibited from pledging Company stock in connection with a margin or similar loan and from entering into derivative/hedging transactions involving Company stock
	•	Subject to forfeiture or recovery as described under the Company’s Incentive Compensation Clawback Policy
Performance-based RSUs / Performance Shares	•	Long-term, three-year performance period, with cliff vesting
	•	Upside compensation capped, with upside leverage of 50% of target for NEOs
	•	Subject to downward adjustment by Compensation Committee under a wide variety of circumstances
Time-Based RSUs	•	Promotes retention by providing shares subject to time-based vesting

Compensation Risk Assessment

The Compensation Committee oversees an annual risk assessment of the Company’s employee compensation practices to evaluate compensation-based risks. Senior leaders may be asked to compile and analyze information about the Company’s incentive compensation practices and payment history to understand how evaluation of business risk events affect certain AIP and LTI performance measures and compensation decisions. After evaluation of the data and based on upon management’s evaluation of compensation risks, the Company’s Chief Human Resources Officer prepares a report of the risk assessment, which includes any recommendations for risk adjustments to incentive compensation in connection with risk events. Such report is then shared with the Compensation Committee.

Proxy Statement Page 21

Executive Compensation

Recoupment of Incentive Compensation

The Board has adopted an Incentive Compensation Clawback Policy providing that incentive compensation payable to our executive officers and certain other executives under the Company’s incentive compensation arrangements entered into after 2021 will be subject to recoupment and/or cancellation by the Company if the Company (i) restates any of its financial statements due to a material financial reporting violation under applicable securities laws, or (ii) suffers significant financial or reputational harm resulting from any intentional misconduct, theft, embezzlement, fraud or other misconduct of the employee. The repayment obligation or forfeiture right applies to the extent repayment is required by applicable law, or to the extent the executive’s compensation is determined to be in excess of the amount that would have been payable taking into account any restatement or correction. For financial restatements, the reimbursement or forfeiture obligation will apply to any excess compensation paid, granted or awarded to, or received or earned by, or vested in favor of, the employee in the period for which such financials are restated and the three preceding fiscal years. The Compensation Committee has the sole discretion to determine whether an executive’s actions have or have not met any particular standard of conduct under law or Company policy, and whether recovery of incentive compensation should be pursued. The recoupment (including if the impacted individual fails to timely pay), may be effectuated through the reduction or forfeiture of awards, cancellation of one or more awards in their entirety, the return of paid-out cash or exercised or released shares, adjustments to future incentive compensation opportunities or any future bonus payment which would have otherwise been payable, any salary payments or other remuneration which are due or would otherwise have been payable.

Prohibition on Hedging and Pledging

All Company directors, officers and employees are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of Company securities, and from participating in derivative or speculative transactions with respect to Company securities, including but not limited to prepaid variable forward contracts, collars, equity swaps, exchange funds, puts, calls and other derivative instruments. All directors and executive officers are also prohibited from participating in short sales of the Company’s securities and from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Stock Ownership Guidelines

We utilize contractual stock ownership guidelines that require the retention of equity awards made to our executives and non-employee directors to further align their interests with the long-term interests of stockholders. See “Employment Agreements” below. As of December 31, 2022, each of our NEOs was in compliance with their specific contractual ownership holding requirement.

Peer Group

The independent compensation consultant retained by the Compensation Committee works with our human resources team to review and propose a peer group to analyze potential peer companies based on industry, markets, business models and a range of financial measures. Based on this analysis, an appropriate peer group is proposed. The Compensation Committee reviews and approves the peer group for the upcoming year based on the analysis provided and in consultation with the Chief Human Resources Officer.

The companies included in our peer group for compensation benchmark purposes for 2022 compensation decisions was developed in late 2021. The peers were selected based on industry relevance and scope relevance. The peer group included 18 regional banks between $2.6 billion to $12 billion in assets, with positive cumulative earnings, relevant geography and business profile. There were no changes from the peer group that was used for 2021 compensation benchmark purposes.

The peer group used to set 2022 compensation consisted of the following companies:

•	Veritex Holdings, Inc.	•	BancFirst Corporation	•	Mercantile Bank Corporation
•	Enterprise Financial Services Corp.	•	QCR Holdings, Inc.	•	Stock Yards Bancorp, Inc.
•	1st Source Corporation	•	Nicolet Bankshares, Inc.	•	Merchants Bancorp.
•	First Busey Corporation	•	Triumph Bancorp, Inc.	•	CBTX, Inc. (which has been merged into a
•	National Bank Holdings Corporation	•	Equity Bancshares, Inc.		new company called Stellar Bancorp)
•	Byline Bancorp, Inc.	•	First Financial Corporation	•	Old Second Bancorp, Inc.
				•	West Bancorporation, Inc.

We recently reviewed our peer group for 2023 compensation benchmark purposes. Our peer group for 2023 changed from the above to more closely align the peer group with the Company based on, among other things, banks of similar asset size (positioning the Company at median) with a similar business model. Based on these factors, Merchants Bancorp, West Bancorporation, Inc. and BancFirst Corporation were removed and First Foundation and Origin Bancorp were added to more closely align with the Company’s growth objectives and business model.

Proxy Statement Page 22

Executive Compensation

Market-Competitive Pay Opportunity

The Compensation Committee reviewed and considered competitive market data from the following sources when approving NEO compensation: proxy data from an established peer group of companies (discussed above) and other market survey data from companies within the financial services industry.

Role of the Compensation Committee

The Compensation Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s NEOs. Specifically, the Committee has responsibility to, among other things:

•	Review, approve, and administer all compensation programs affecting NEOs and evaluate whether such plans are aligned with the Company’s compensation structure and philosophies;
•	Annually review and approve:
¡	Performance criteria, goals, and award vehicles used in our NEO compensation plans, and
¡	Performance of and compensation delivered to our NEOs.
•	Review the Company’s compensation practices to evaluate whether such practices consider risk outcomes in making compensation determinations and do not encourage imprudent risk-taking; and
•	Review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs. As described below, the Compensation Committee consults with management with respect to the compensation of the NEOs, other than the CEO.

Role of Executive Officers in Compensation Decisions

Our CEO, Chief Human Resources Officer, and Chief Financial Officer provide information to the Compensation Committee at their request. Examples of information that management provides the Compensation Committee include business strategy, financial performance, risk assessments, and accounting and legal considerations. Management representatives also provide the Compensation Committee with preliminary reviews of Company performance and individual executive performance for their determination of compensation pay decisions. The CEO provides feedback and recommendations on executives’ overall contribution to Company performance, individual responsibility for business segment, and/or strategic goals. For 2022 compensation decisions, the CEO provided his recommendations to the Compensation Committee. No NEO was involved in his or her own pay recommendations or decisions, and the Compensation Committee meets in executive session to determine CEO compensation. The decisions of the Compensation Committee for 2022 performance are reflected below under “Components of Compensation.”

Use of an Independent Compensation Consultant

The Compensation Committee has authority to secure the services of advisors both internal and external to the Company, including the retention of outside consultants to review executive compensation and Board of Directors compensation and to perform any other analysis the Compensation Committee deems appropriate. Historically, the Compensation Committee has worked with our internal resources, such as our Chief Human Resources Officer, along with an outside consultant to fulfill its responsibilities.

The Compensation Committee has retained Meridian to provide independent counsel on the design and market competitiveness of the Company’s executive compensation program. Periodically, Meridian conducts a benchmarking study utilizing a peer group. The purpose of this assessment is to provide market perspective to the Compensation Committee as it sets base salaries and incentive opportunities for the next year. In October 2021, Meridian conducted a competitive market analysis to provide guidance relating to setting 2022 compensation for executives and non-employee directors. Additionally, Meridian is consulted and provides input on peer group selection, updates on trends in executive and director compensation, performance metric plan design, stock ownership requirements, updates and market alignment of our clawback practices and reviews the narrative compensation disclosure and related tables included in our proxy statement.

The Compensation Committee reviewed the relationships between Meridian and the Company’s directors and executive officers to assess whether the work done by Meridian raised any conflicts of interest. The Compensation Committee did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. After considering the independence of Meridian by applying the factors required by applicable Nasdaq and SEC rules and determining that no conflict of interest exists, the Compensation Committee engaged Meridian as its independent compensation consultant for 2022 and 2023.

Proxy Statement Page 23

Executive Compensation

Components of Compensation

Base Salary

We provide each of our current NEOs with a competitive fixed annual base salary. The base salaries for our NEOs are reviewed annually by the Compensation Committee, considering the results achieved by each executive, his or her future potential, scope of responsibilities, experience, and competitive pay practices. For the fiscal year ended December 31, 2022, our NEOs received annualized base salaries as follows: (i) $625,000 for Mr. Maddox; (ii) $370,000 for Mr. Peterson; and (iii) $410,000 for Mr. Rapp. In February 2023, the Compensation Committee set base salaries for our NEOs as follows: (i) $725,000 for Mr. Maddox; (ii) $381,100 for Mr. Peterson; and (iii) $430,000 for Mr. Rapp.

Annual Incentive Program

Each of our current NEOs is entitled to participate in our AIP, which provides for an annual cash award determined by the Compensation Committee based on attainment of certain performance criteria. Our AIP is designed to motivate and reward superior performance, attract and retain talent, encourage teamwork and collaboration, and ensure incentives are appropriately risk balanced.

Pursuant to the terms of the AIP, participants are awarded a cash incentive based on attainment of corporate performance goals during each calendar year. Award opportunities and performance goals are approved by the Compensation Committee at the beginning of each year. For 2022, the Company must have achieved at least a threshold level of PPCM for any awards to be paid, and awards were subject to reduction for certain items. PPCM reflects our drive to expand income, grow bottom line earnings and enhance operating efficiency, which we believe are important drivers of return for our stockholders.

Each participant under the Annual Incentive Program is assigned an incentive award opportunity with threshold, target, and maximum performance levels of achievement. If actual performance falls below the threshold level of performance, there would be no award payout. Performance at the threshold, target and maximum performance levels would result in payments equal to 50%, 100%, and 150% of the targeted incentive opportunity respectively. Payouts for performance between the threshold and target or target and maximum performance levels would be interpolated to reward incremental achievement.

The following summarizes the goals, actual results and payout for the NEOs under the AIP for 2022:

	Threshold	Target	Maximum
Payout	50% Payout	100% Payout	150% Payout
Adjusted PPCM Achievement	$63,307,905	$84,410,541	$105,513,176

The Company’s actual PPCM achievement was $89 million and was adjusted by the Compensation Committee in accordance with the AIP to exclude certain irregular and non-cash expenses that were not reflective of Company financial performance. These adjustments resulted in an achievement level for 2022 of $94 million, which resulted in a payout of 123.4%. The Compensation Committee believes that the adjustments were appropriate and better reflect the true measure of financial performance and ensure our cash incentive program incentivizes our executives to continue to drive income expansion and efficiency. Annual Incentive Awards of $462,750, $228,290, and $252,970 were paid to Messrs. Maddox, Peterson, and Rapp respectively. Calculations of performance measures for compensatory purposes may vary from year to year and be different from those used for financial reporting purposes. See Annex I for further details regarding adjusted PPCM, including a reconciliation to its most directly comparable financial measure prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

2022 Performance-based Cash Incentive Attainment

NEO	Target Incentive Amount	% of Target Annual Incentive Amount Earned (1)	Amount Earned ($)
Michael J. Maddox	$375,000	123.4%	$ 462,750
Steve Peterson	$185,000	123.4%	$ 228,290
W. Randall Rapp	$205,000	123.4%	$ 252,970

(1)	The maximum performance-based cash incentive opportunity for a NEO is 150% of the NEO’s annual incentive target amount.

Proxy Statement Page 24

Executive Compensation

For 2023, the Compensation Committee established PPCM goals for threshold, target and maximum performance which would result in payments equal to 50%, 100% and 150% respectively of the incentive opportunity for each NEO. PPCM reflects our drive to expand income and enhance efficiency, which we believe to be drivers of stockholder value. The Company must achieve a threshold level of PPCM performance for any award to be paid in 2023. If actual performance falls below threshold, there would be no award payout. Payouts for performance between the threshold and target or target and maximum performance levels will be interpolated to reward incremental achievement. For 2023, the Compensation Committee established the target incentive opportunity for Mr. Maddox at 75% of base salary, Mr. Peterson at 40% of base salary and Mr. Rapp at 50% of base salary.

Equity Awards

We grant equity awards to our employees, including our NEOs, to promote achievement of our long-term financial objectives and value creation for stockholders, provide rewards for our overall performance and tie value to our stock price performance, align our employees’ interests with those of our stockholders and promote equity ownership among our employees. The Compensation Committee considers market practices, external competitiveness, stockholder interests, and advice from our independent compensation consultant in establishing the amount and characteristics of equity grant awards. We intend that the value of long-term incentive awards for our executives approximate the market median for our peer group and the total compensation opportunity for such executive officers approximate the market median level when combined with base salary and target annual bonuses. A summary of our equity compensation plans is provided below under “Equity Based Plans.” For 2022, we granted the long-term equity incentives described below to our named executive officers.

In 2022, as part of our annual compensation cycle, we granted time-based RSUs and performance-based restricted stock units (“PSUs”) to Messrs. Maddox, Peterson, and Rapp. For 2022, the value of the award grants was targeted to market median levels and split with 50% of the value being granted in time-based RSUs and 50 % of the value being granted in PSUs. The Compensation Committee has discretion to adjust the performance-based share awards by +/- 20% depending on extraordinary events or the Company’s performance in other areas. Accordingly, each of Messrs. Maddox, Peterson and Rapp received the following equity awards as part of their 2022 total compensation package:

NEO	Type of Grant	Equity Grant (#)
Michael J. Maddox	RSU (1)	13,793
	PSU (2)	16,119
Steve Peterson	RSU (1)	4,666
	PSU (2)	5,218
W. Randall Rapp	RSU (3)	9,855
	PSU (2)	4,855
	SARs (3)	5,000
(1)	The RSU awards granted to Messrs. Maddox and Peterson on February 24, 2022 will vest annually over a three-year period in one-third increments.
(2)	The PSU awards granted to Messrs. Maddox, Peterson and Rapp on February 24, 2022 will cliff vest at the end of the three-year performance period based on certification of performance against the pre-established performance measures.
(3)	Mr. Rapp was granted 4,855 RSUs on February 24, 2022, which will vest annually over a three-year period in one-third increments. Additionally, in connection with his promotion to President of the Bank, Mr. Rapp was granted on July 1, 2022, (i) 5,000 time-based RSUs that vest ratably in annual increments over three years, and (ii) 5,000 stock appreciation rights that vest ratably in annual increments over seven years with a grant date fair value based on the date of the award.

Each year, the Compensation Committee selects financial performance measures (“Performance Measures”) to hold NEOs accountable to drive long term business growth, profitability and return to our stockholders. Specific targets for each Performance Measure are established each year based on our financial plan and expectations for the three-year performance period. Prior to approval, the Compensation Committee reviews the performance targets proposed by management to ensure they reflect appropriate business growth and return to our stockholders.

The Compensation Committee established the Performance Measures for 2022-2024 PSU awards during the first quarter of 2022. Substantially consistent with the prior year, Company Performance Measures included adjusted EPS (75%) and TSR (25%) relative to the KBW Regional Banking Index (KRX). At the end of the three-year period, Company Performance will be compared against the KRX and placed into the appropriate quartile of relative performance in order to determine the appropriate payout level. Performance for adjusted EPS will also be compared to the three-year adjusted EPS goal. The Compensation Committee believes these Performance Measures support the achievement of our long-term strategic and financial objectives and create an incentive to deliver stockholder value. Actual vesting of the PSUs is contingent upon three-year performance goals established for each Performance Measure. The PSUs granted in February 2022 to Messrs. Maddox, Peterson and Rapp will cliff vest at the end of the performance period based on certification of performance and can vary between 50% of target for threshold performance and 150% of target for maximum performance; no shares will vest for performance below threshold on both measures. Linear interpolation will be used if achievement is between values, and the entire award will be forfeited if threshold performance is not met on both measures.

As a result of our performance relative to the attainment of the established performance targets for those PSUs awarded in 2020 with a performance period of 2020-2022, which included adjusted return on average assets and adjusted EPS, 86.2% of the target level of PSU shares available to be earned under the 2020-2022 PSU grants were actually earned.

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Executive Compensation

	Adjusted ROAA (50% Weight)		Adjusted EPS (50% Weight)
Performance Level	Adjusted ROAA Targets	Award Earned as a % of Target	Adjusted EPS Targets	Award Earned as a % of Target
Threshold	0.78%	75%	$2.85	75%
Target	1.04%	100%	$3.80	100%
Maximum	1.57%	150%	$5.70	150%

2020-2022 Performance-based Equity Incentive Attainment

NEO	Grant Date	Vest Date	Available Shares	2022 Adjusted ROAA Actual Achievement	Adjusted EPS Achievement	Award Earned as a % of Target	Shares Earned
Michael J. Maddox	02/27/2020	02/27/2023	5,481	0.94%	$3.11	86.2%	4,725
Steve Peterson	02/27/2020	02/27/2023	2,214	0.94%	$3.11	86.2%	1,908
W. Randall Rapp	02/27/2020	02/27/2023	2,583	0.94%	$3.11	86.2%	2,227

See Annex I for further details regarding adjusted ROAA and adjusted EPS, including a reconciliation to their most directly comparable financial measures prepared in accordance with GAAP.

The Compensation Committee established Performance Measures for the 2023-2025 PSU awards in February 2023 which are substantially consistent with prior years. Company Performance Measures are weighted 75% on adjusted EPS and 25% on TSR relative to the KRX. The Compensation Committee believes these Performance Measures support the achievement of our long-term strategic and financial objectives and create an incentive for our NEOs to deliver stockholder value. At the end of the three-year period, Company Performance for adjusted EPS will be compared to the three-year adjusted EPS. At the end of the three-year period, Company performance for TSR will be categorized into the appropriate quartile of KRX relative performance. Performance under both measures will be used to determine the payout level, subject to weighting outlined above, which can vary between 50% of target for threshold performance and 150% of target for maximum performance. No shares will vest if Company performance is less than the threshold level of performance. Linear interpolation will be used for performance between levels.

Other Benefits and Perquisites

The NEOs participate in the Company’s broad-based employee welfare benefit plans, including medical, dental, vision, supplemental disability and term life insurance. The NEOs also participate in the Company’s 401(k) plan. The Company makes safe harbor matching contributions of 100% of employees’ salary deferral amounts up to 5% of employees’ compensation (excluding any expense repayments, fringe benefits, moving expenses, deferred compensation and welfare benefits). The NEOs are provided the same welfare benefits and 401(k) plan matching contributions and participate in the cost at the same rate as all other employees.

We provide our NEOs with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. These perquisites include mobile communications and, in some cases, an automobile allowance and country club memberships, as discussed in more detail in connection with the description below of the employment agreements of our NEOs. We also reimburse our NEOs for reasonable travel, lodging and other expenses for a guest to accompany them to a limited number of Board meetings held as retreats to which guests are invited to attend for business purposes. In 2022, we held only one Board retreat where spouses were in attendance. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs against available peer group information. Based on these reviews, perquisites may be adjusted on an individual basis.

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Executive Compensation

NEO Compensatory Arrangements

Employment Agreement with Michael J. Maddox

Mr. Maddox is party to an employment agreement with the Company, which has an evergreen provision and automatically renews for successive one-year terms unless either party provides notice of its intent to not renew at least 30 days prior to the renewal date or is otherwise terminated in accordance with the agreement. Under his employment agreement, Mr. Maddox serves as President and Chief Executive of the Company, CEO of the Bank and as a member of the Board and a member of the board of directors of the Bank. He is entitled to an annual base salary of not less than $500,000 and is eligible to receive periodic incentive bonuses under the Company’s AIP for each fiscal year, with the bonus opportunity being equal to not less than 60% of his base salary. Mr. Maddox is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies. The fringe benefits to which Mr. Maddox is entitled include the following: (i) taking reasonable vacation time when needed; (ii) the ability to participate in, under the same terms and conditions as all other employees of the Company, all reasonable and customary fringe benefit plans made available to employees of the Company, including, but not limited to, group health insurance (medical, vision, and dental) and long and short term disability insurance; (iii) mobile communications devices; (iv) an automobile allowance; and (v) the continued and existing use of club memberships in connection with the Company’s business from which Mr. Maddox may derive personal benefit.

Pursuant to the Employment Agreement, Mr. Maddox will have the right to participate in the Company’s Omnibus Plan, as determined by the Compensation Committee, subject to vesting and other rights described in the Omnibus Plan. Under his employment agreement, Mr. Maddox is entitled to an equity incentive bonus opportunity under the Omnibus Plan of no less than 50% of his base salary.

Furthermore, his employment agreement requires that as a condition of his employment with the Company, Mr. Maddox will hold a minimum of $400,000 worth of equity in the Company. As a condition of Mr. Maddox’s continued employment with the Company, Mr. Maddox is prohibited from selling or transferring any of this equity without receiving consent in accordance with the terms of the Employment Agreement.

Mr. Maddox’s employment agreement further provides for certain payments in the event of a qualifying termination of employment. If Mr. Maddox’s employment is terminated during the term of his employment agreement due to his death or disability, Mr. Maddox will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Maddox and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Maddox’s termination of employment for any other reason other than his death or disability, his employment agreement provides that he will only be entitled to those severance benefits, if any, provided under the CrossFirst Bankshares, Inc. Senior Executive Severance Plan (the “Severance Plan”) as discussed below.

Certain of Mr. Maddox’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of the Company’s employees and customers and employment by Mr. Maddox at companies that provide financial services similar to services provided by the Company or its affiliates.

Employment Agreement with Steve Peterson

Mr. Peterson is party to an employment agreement with the Company, which has an evergreen provision and automatically renews for successive one-year terms unless either party provides notice of its intent to not renew at least 30 days prior to the renewal date or is otherwise terminated in accordance with the agreement. Pursuant to his employment agreement, Mr. Peterson currently serves as Chief Banking Officer of the Company. Under the employment agreement, Mr. Peterson is entitled to an annual base salary of not less than $350,000 and is eligible to receive periodic incentive bonuses under the Company’s AIP for each year, with the bonus opportunity being equal to not less than 50% of his base salary. Mr. Peterson is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies and to participate in equity or other long-term compensation programs at the discretion of the Company. The fringe benefits to which Mr. Peterson is entitled include: (i) reasonable vacation time when needed; (ii) Group Health Insurance (medical, vision and dental) and Long- and Short-Term Disability Insurance; (iii) mobile communications devices for use in connection with the Company’s business; and (iv) an automobile allowance. In addition, Mr. Peterson is entitled to receive any additional fringe benefits that any other employee of the Company is entitled to receive.

Mr. Peterson’s employment agreement provides that he will have the right to participate in the Company’s Omnibus Plan as determined by the Board’s Compensation Committee, subject to vesting and other rights described in the Omnibus Plan.

The employment agreement also requires that as a condition of his employment with the Company, Mr. Peterson will hold a minimum of $400,000 worth of equity in the Company. As a condition of Mr. Peterson’s continued employment with the Company, Mr. Peterson is prohibited from selling or transferring any of this equity in the Company without receiving prior consent from the Board’s Compensation Committee.

Mr. Peterson’s employment agreement provides for certain payments in the event of a qualifying termination of employment. If Mr. Peterson’s employment is terminated during the term of the employment agreement due to his death or disability, Mr. Peterson will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Peterson and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Peterson’s termination of employment for any reason other than his death or disability, the employment agreement provides that Mr. Peterson will only be entitled to receive those severance benefits, if any, provided under the Severance Plan as discussed below.

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Executive Compensation

Certain of Mr. Peterson’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of the Company’s employees and customers and employment by Mr. Peterson at companies that provide financial services similar to the services provided by the Company or its affiliates.

Employment Agreement with W. Randall Rapp

Mr. Rapp was promoted from Chief Risk and Credit Officer to President of the Bank effective July 1, 2022. In this role, Mr. Rapp has overarching responsibility for production, credit, operations, risk and technology of the Bank.

We entered into an amended and restated employment agreement with Mr. Rapp effective July 1, 2022, in connection with his promotion to President of the Bank. His employment agreement has an initial term of three years with automatic annual renewals thereafter unless either party provides notice of non-renewal at least 30 days prior to the ensuing termination date, or unless Mr. Rapp’s employment is earlier terminated in accordance with the agreement. Mr. Rapp is entitled to an annual base salary of not less than $410,000 and is eligible to receive periodic incentive bonuses for each fiscal year, with the bonus opportunity being not less than 50% of his base salary, with a maximum stretch opportunity up to 75% of base salary. Mr. Rapp is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies and to participate in equity or other long-term compensation programs at the discretion of the Company. The fringe benefits to which Mr. Rapp is entitled include: (i) reasonable vacation time when needed; (ii) Group Health Insurance (medical, vision, and dental) and Long- and Short- Term Disability Insurance; (iii) mobile communications, for use in connection with the Company’s business; and (iv) an automobile allowance. In addition, Mr. Rapp is entitled to receive any additional fringe benefit that any other employee of the Company is entitled to receive. He also received a one-time cash promotion bonus of $10,000.

Pursuant to his employment agreement, Mr. Rapp has the right to participate in the Company’s Omnibus Plan as determined by the Board’s Compensation Committee, subject to vesting and other rights described in the Omnibus Plan. In addition to his annual equity award, in connection with his promotion to President of the Bank, Mr. Rapp received equity awards consisting of: (i) 5,000 time-based RSUs that vest ratably in annual increments over three years, and (ii) 5,000 SARs that vest ratably in annual increments over seven years with a grant date strike price equal to the fair market value on the grant date. For awards granted under the Omnibus Plan after 2022, Mr. Rapp is eligible for awards with a fair value as of the grant date not less than 40% of his then-applicable base salary.

The employment agreement also requires that as a condition of his employment with the Company, Mr. Rapp will hold a minimum of $400,000 worth of equity in the Company. He has until July 1, 2025 to reach the required stock threshold.

Mr. Rapp’s employment agreement provides for certain payments in the event of a qualifying termination of employment. If Mr. Rapp’s employment is terminated during the term of the employment agreement due to his death or disability, Mr. Rapp will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) a lump sum cash payment equal to 12 times the Company-paid portion of the monthly COBRA continuation premiums for Mr. Rapp and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. In the case of Mr. Rapp’s termination of employment for any reason other than his death or disability, the employment agreement provides that Mr. Rapp will only be entitled to receive those severance benefits, if any, provided under the Severance Plan as discussed below.

Certain of Mr. Rapp’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to confidentiality and non-solicitation of the Company’s employees and customers.

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Executive Compensation

Senior Executive Severance Plan

Messrs. Maddox, Peterson and Rapp each participate in the Severance Plan, which became effective as of June 2, 2020. The Severance Plan is intended to be a top-hat welfare benefit plan under ERISA. The primary purpose of the Severance Plan is to provide financial protection to certain executives of the Company, including the Company’s NEOs, in the event of unexpected job loss.

The Compensation Committee of the Board serves as the administrator (the “Administrator”) of the Severance Plan and selects those executive officers of the Company who will be eligible to participate in the Severance Plan (referred to as “Eligible Executives”). Messrs. Maddox, Peterson and Rapp are Eligible Executives under the Severance Plan. Executive officers who have entered into employment agreements with the Company that provide for the payment of severance benefits are generally not permitted to participate in the Severance Plan. Currently, all executive officers of the Company participate in the Severance Plan.

Eligible Executives are entitled to certain benefits under the Severance Plan if the Eligible Executive experiences a “Qualifying Termination” or a “Qualifying CIC Termination” as such terms are defined under the Severance Plan. A Qualifying Termination occurs either when the Eligible Executive voluntarily terminates his or her employment with the Company because of a “Constructive Termination”, or the Eligible Executive is involuntarily terminated by the Company without “Cause” other than death or disability, as such terms are defined under the Severance Plan. A Qualifying CIC Termination is generally defined to be a Qualifying Termination occurring during the term of the plan and one year following a “Change in Control” or during the pendency of a “Potential Change in Control” as such terms are defined in the Severance Plan. No Eligible Executive is entitled to severance benefits under the Severance Plan unless the executive enters into a release agreement with the Company within the time period following his or her termination specified in the Severance Plan.

Qualifying Termination

If an Eligible Executive experiences a Qualifying Termination and executes a release, the Eligible Executive is entitled to the following benefits under the Severance Plan:

¡	Payments. The Eligible Executive will be paid the following amounts in cash, less all applicable tax withholdings, ratably over twelve months (unless otherwise noted) following the Eligible Executive’s termination date:
●	two times the Eligible Executive’s annual base salary as of the Eligible Executive’s termination date;
●	two times the amount of the cash bonus the Eligible Executive would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if an “at target” level of performance was achieved for the plan year and the Eligible Executive had remained employed through the end of the plan year;
●	the pro rata portion of the amount of the cash bonus the Eligible Executive would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if the Eligible Executive had remained employed through the end of the plan year and payable when the annual bonus payments are paid to other active bonus plan participants; and
●	one times the aggregate premium cost of twelve months of coverage, under the Company’s health, vision, and dental plans for the Eligible Executive and his or her dependents, if any, that were enrolled in such plans before the termination.
¡	Outplacement Services. The Company will reimburse an Eligible Executive up to $25,000 for reasonable and well-documented expenses directly related to outplacement counseling services during the 18-month period following termination.
¡	Equity Awards. Equity awards held by an Eligible Executive will vest, if at all, in accordance with their terms.

Qualifying CIC Termination

If an Eligible Executive experiences a Qualifying CIC Termination and executes a release, the Eligible Executive is entitled to the following benefits under the Severance Plan:

¡	Payments. The Eligible Executive will be paid the following amounts in cash, less all applicable tax withholdings, within the 60-day period following the Eligible Executive’s termination date:
●	three times the Eligible Executive’s annual base salary as of the Eligible Executive’s termination date;
●	three times the amount of the cash bonus the Eligible Executive would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if an “at target” level of performance was achieved for the plan year and the Eligible Executive had remained employed through the end of the plan year;

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Executive Compensation

●	the pro rata portion of the amount of the cash bonus the Eligible Executive would have received under the Company’s bonus plan for the year in which the Eligible Executive’s termination date occurred, if an “at target” level of performance was achieved for the plan year and the Eligible Executive had remained employed through the end of the plan year; and
●	one times the aggregate premium cost of 18 months of coverage under the Company’s health, vision, and dental plans for the Eligible Executive and his or her dependents, if any, that were enrolled in such plans before the termination.
¡	Outplacement Services. The Company will reimburse an Eligible Executive up to $25,000 for reasonable and well-documented expenses directly related to outplacement counseling services during the 18-month period following termination.
¡	Equity Awards. Equity awards held by an Eligible Executive will vest, if at all, in accordance with their terms.

The Severance Plan does not provide for a gross-up payment to the Eligible Executive if the Eligible Executive is subject to an excise tax under Internal Revenue Code Section 4999(a). The Severance Plan contains provisions for adjustment to the timing of payments to minimize accelerated or additional tax pursuant to Internal Revenue Code Section 409A. Claims for benefits under the Severance Plan are governed by the Severance Plan’s claims procedure. Any benefits received by an Eligible Executive pursuant to the Severance Plan will be in lieu of any general severance policy or other change in control severance plan maintained by the Company.

The Severance Plan became effective on June 2, 2020 and has a one-year term with respect to severance payments in connection with a Qualifying Termination and a three-year term with respect to severance payments in connection with a Qualifying CIC Termination. Unless the Company provides notice to the Eligible Executives that the plan’s term will not be renewed at least 90 days before the end of the applicable term, the term will automatically renew for another one-year period. The Administrator has reserved the right to amend the Severance Plan at any time and in any way it determines advisable; provided that if such an amendment would materially and adversely affect the rights of any Eligible Executive, the Company must obtain the Eligible Executive’s written consent to the amendment. The Administrator also has discretionary authority to construe and interpret the terms of the Severance Plan and its decisions, actions and interpretations are final and binding on all parties.

Equity Based Plans

Equity-based incentive awards are currently made through the Company’s Omnibus Plan. The Board of Directors approved the Omnibus Plan on October 25, 2018, which was subsequently amended and restated effective July 18, 2019. Upon the approval of the Omnibus Plan, no further awards were granted under the Company’s previous equity plans: (i) the CrossFirst Bankshares, Inc. Stock Appreciation Rights Plan; (ii) the CrossFirst Holdings, LLC Equity Incentive Plan; (iii) the CrossFirst Holdings, LLC New Market Founder Equity Incentive Plan; and (iv) the CrossFirst Bankshares, Inc. Employee Equity Incentive Plan (each, a “Legacy Plan”). Outstanding equity awards granted under the Legacy Plans were assumed as awards under the Omnibus Plan as agreed upon with participants, impacting all participants who agreed to the assumption, and such assumed awards are subject to the terms of the Omnibus Plan (each, a “Legacy Award”). The Company also has an Employee Stock Purchase Plan but employees considered partners or managing partners, which includes our executive officers, are not eligible to participate.

Proxy Statement Page 30

Executive Compensation

Executive Compensation Tables

The narrative discussed above, tables and footnotes below, describe the total compensation paid to each of our NEOs.

2022 Summary Compensation Table

The following table contains information regarding the components of total compensation of the NEOs for the Company’s years ended December 31, 2022, and to the extent required by SEC executive compensation disclosure rules, 2021. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective period.

	Year	Salary ($)	Bonus ($)	Stock Awards (1)(2) ($)	Option Awards (1)(3) ($)	Non-Equity Incentive Plan Comp. (4)($)	All Other Compensation (5) ($)	Total ($)
Michael J. Maddox	2022	615,625	—	474,404	—	462,750	83,392	1,636,171
President & CEO	2021	539,743	—	360,175	—	495,000	68,759	1,463,677
Steve Peterson	2022	368,875	—	156,760	—	228,290	72,060	825,985
Chief Banking Officer	2021	359,625	—	151,611	—	270,750	105,777	887,763
W. Randall Rapp	2022	398,458	10,000	221,301	33,900	252,970	38,165	954,794
President, CrossFirst Bank	2021	374,625	—	327,684	—	225,600	33,146	961,055

(1)	The amounts set forth in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the equity awards are set forth in Note 17 of the notes to our audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022 and Note 16 of the notes to our audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2021. All equity awards were granted under our Omnibus Plan.
(2)	For 2022, the amounts set forth in this column include the aggregate grant date fair values of time-based RSUs granted in 2022 as follows: (i) $218,757 for Mr. Maddox; (ii) $74,003 for Mr. Peterson; and (iii) $144,300 for Mr. Rapp. The amounts set forth in this column also include the aggregate grant date fair values of PSUs granted at target in 2022 as follows: (i) $255,647, with a maximum potential value of $383,471, for Mr. Maddox; (ii) $82,757, with a maximum potential value of $124,136, for Mr. Peterson; and (iii) $77,000, with a maximum potential value of $115,500, for Mr. Rapp. For 2021, the amounts set forth in this column include the aggregate grant date fair values of time-based restricted stock units granted in 2021 as follows: (i) $165,006 for Mr. Maddox; (ii) $72,201 for Mr. Peterson; and (iii) $271,209 for Mr. Rapp. The amounts set forth in this column also include the aggregate grant date fair values of performance shares granted at target in 2021 as follows: (i) $195,169, with a maximum potential value $292,754, for Mr. Maddox; (ii) $79,410, with a maximum potential value of $119,115, for Mr. Peterson; and (iii) $56,475, with a maximum potential value of $84,712, for Mr. Rapp.
(3)	The amounts set forth in this column consist of the aggregate grant date fair value of time-based stock settled appreciation rights granted to Mr. Rapp.
(4)	Represents annual nonequity plan awards to be paid as a result of the attainment of specific goals under the Company’s Annual Incentive Program.

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Executive Compensation

(5)	“All Other Compensation” for the named executive officers during 2022 is summarized below.

Name	Company 401k Match ($)	Club Dues ($) (A)	Disability and Life Insurance ($) (B)	Automobile Expense ($) (C)	Other ($) (D)	Total “All Other Compensation” ($)
Michael J. Maddox	15,250	24,299	21,909	18,000	3,934	83,392
Steve Peterson	15,242	24,447	10,809	18,000	3,562	72,060
W. Randall Rapp	15,250	—	12,039	7,200	3,676	38,165

(A)	Includes annual dues for country club membership.
(B)	Includes premiums for disability and life insurance policies.
(C)	Includes an automobile allowance for business use from which the executive may have derived some personal benefit.
(D)	Includes the costs (including travel, meals, entertainment and related personal incidentals) of the NEO’s spouse to accompany him to certain Company events.

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Executive Compensation

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information relating to the unexercised or unvested equity awards held by the named executive officers as of December 31, 2022:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have NotVested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael J. Maddox	68,570	—		$ 7.50	5/1/2025	—		—	—		—
	60,000	—		$ 14.25	7/26/2033	—		—	—		—
	22,858	—		$ 7.50	5/1/2028	—		—	—		—
	57,142	—		$ 6.25	1/24/2028	—		—	—		—
	17,272	8,635	(2)	$ 9.35	6/1/2030	—		—	—		—
	—	—		—	—	25,959	(3)	$ 322,151	—		—
	—	—		—	—	—		—	36,747	(4)	$ 456,030
Steve Peterson	34,286	—		$ 7.50	5/1/2026	—		—	—		—
	2,666	—		$ 7.50	5/1/2030	—		—	—		—
	—	—		—	—	9,882	(5)	$ 122,636	—		—
	—	—		—	—	—		—	13,595	(6)	$ 168,714
W. Randall Rapp	19,355	25,807	(7)	$ 15.50	4/1/2029	—		—	—		—
	—	5,000	(8)	$ 13.46	7/1/2032
	—	—		—	—	24,499	(9)	$ 304,033	—		—
	—	—		—	—	—		—	11,821	(10)	$ 146,699

(1)	The market value is based on the closing price of our common stock of $12.41 on December 30, 2022 (the last trading day of 2022).
(2)	These are time-based stock settled appreciation rights, which vest on February 27, 2023.
(3)	Time-based restricted stock unit awards vest as follows: (i) 8,871 awards vest on February 24, 2023; (ii) 3,619 awards vest on February 27, 2023; (iii) 8,871 awards vest on February 24, 2024; and (iv) 4,598 awards vest on February 24, 2025.
(4)	Represents the number of actual performance-based restricted stock units that vested on February 27, 2023, and the number of performance-based restricted stock units that may vest on February 24, 2024 and February 24, 2025 based upon the achievement of certain performance metrics at target. The maximum number of performance-based restricted stock units that may vest on February 24, 2024 and February 24, 2025 is 46,899.
(5)	Time-based restricted stock unit awards vest as follows: (i) 3,425 awards vest on February 24, 2023; (ii) 1,476 awards vest on February 27, 2023; (iii) 3,426 awards vest on February 24, 2024; and (iv) 1,555 awards vest on February 24, 2025.

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Executive Compensation

(6)	Represents the number of actual performance-based restricted stock units that vested on February 27, 2023, and the number of performance-based restricted stock units that may vest on February 24, 2024 and February 24, 2025 based upon the achievement of certain performance metrics at target. The maximum number of performance-based restricted stock units that may vest on February 24, 2024 and February 24, 2025 is 17,072.
(7)	Time-based stock settled appreciation rights awards vest as follows: (i) 6,452 awards vest on April 1, 2023; (ii) 6,452 awards vest on April 1, 2024; (ii) 6,451 awards vest on April 1, 2025; (iv) 6,452 awards vest on April 1, 2026.
(8)	Time-based stock settled appreciation rights awards vest as follows: (i) 714 awards vest on July 1, 2023; (ii) 715 awards veston July 1, 2024; (iii) 714 awards vest on July 1, 2025; (iv) 714 awards vest on July 1, 2026; (v) 714 awards vest on July 1, 2027; (vi) 715 awards vest on July 1, 2028; and (vii) 714 awards vest on July 1, 2029.
(9)	Time-based restricted stock unit awards vest as follows: (i) 3,079 awards vest on February 24, 2023; (ii) 1,722 awards vest on February 27, 2023; (iii) 5,000 awards vest on May 11, 2023; (iv) 1,667 awards vest on July 1, 2023; (v) 3,080 awards vest on February 24, 2024; (vi) 5,000 awards vest on May 11, 2024; (vii) 1,666 awards vest on July 1, 2024; (viii) 1,618 awards vest on February 24, 2025; and (ix) 1,667 awards vest on July 1, 2025.
(10)	Represents the number of actual performance-based restricted stock units that vested on February 27, 2023, and the number of performance-based restricted stock units that may vest on February 24, 2024 and February 24, 2025 based upon the achievement of certain performance metrics at target. The maximum number of performance-based restricted stock units that may vest on February 24, 2024 and February 24, 2025 is 13,857.

Potential Payments upon a Termination or Change in Control

Below we have described how the equity awards set forth in the table above are generally treated in the event of a change in control or upon the NEO’s termination of employment pursuant to the terms of the applicable award, in each case subject to the specific terms of such officer’s employment agreement described above.

Change in Control

In the event the Company experiences a change in control, all the time-based vesting outstanding equity awards listed above will become fully vested as of the date of the change in control, while any performance-based vesting equity award will vest at a target level of goal achievement as of the date of the change in control.

Termination of Employment

Termination of Employment due to Death or Disability

In the event a NEO experiences a termination of employment due to death or disability, all of the NEO’s outstanding equity awards listed above will become fully vested. The NEO or his estate may only exercise a stock appreciation right which vests due to the NEO’s termination of employment due to death or disability within the 12-month period following the date of the NEO’s termination of employment due to death or disability.

Termination of Employment due to Retirement

In the event an NEO’s employment is terminated due to qualified retirement, the NEO’s unvested time-based RSUs will continue to vest in accordance with the vesting schedule. If an NEO resigns due to a qualified retirement after the first anniversary of the grant date of a PSU, a pro rata portion of the PSU to which he would have been entitled had he not retired will continue to vest in accordance with the vesting schedule.

For NEOs, any legacy stock appreciation rights shall become vested upon the NEO’s termination of employment due to qualified retirement. Legacy stock appreciation rights refer to such awards issued prior to our adoption of the Omnibus Plan in 2018. Such legacy stock appreciation rights may only be exercised during the 12-month period following the NEO’s termination of employment due to qualified retirement. A NEO must have attained the age of 65, be in good standing with the Company and have been employed with the Company for no less than 5 years to be eligible for qualified retirement with respect to certain legacy stock appreciation rights.

Stock appreciation rights issued under our Omnibus Plan do not include a retirement vesting provision subject to any provisions of an executive’s employment agreement.

As of December 31, 2022, no NEO was eligible to retire under the definitions applicable to the legacy stock appreciation rights, the RSUs or the PSUs.

Proxy Statement Page 34

Audit Matters

Audit Matters

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the independent registered public accounting firm. Each year the Audit Committee evaluates the qualifications and performance of the independent registered public accounting firm and considers, as appropriate, the rotation of the independent audit firm. Based on this evaluation, the Board of Directors and the Audit Committee recommend that you approve the ratification of the appointment of FORVIS LLP, formerly BKD LLP (“FORVIS”), to serve as our independent registered public accounting firm for the 2023 year. The Board of Directors and the Audit Committee believe the continued retention of FORVIS is in the best interest of the Company and its stockholders. FORVIS has served as the independent registered public accounting firm for the Company since 2009. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 and the Audit Committee’s Charter, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years. The current lead FORVIS audit partner was designated commencing with the 2022 audit. A representative of FORVIS will be present at the Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of FORVIS as our independent registered public accounting firm for the 2023 year. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Registered Public Accounting Firm Fees

The Audit Committee pre-approves all audit and non-audit fees associated with the Company’s retention of FORVIS. The following table summarizes the aggregate fees (including related expenses) for professional services provided by FORVIS related to 2021 and 2022 .

	2022	2021
Audit Fees (1)	$429,562	$383,090
Audit-Related Fees (2)	111,864	94,924
Tax Fees (3)	156,941	131,655
All Other Fees	—	—
Total	$698,367	$609,669

(1)	Audit fees include financial statement audits, review of interim financial statements, audit committee meetings, accounting and auditing consultations, comfort letters and consents.
(2)	Audit-related fees include the audits of employee benefit plans and audits of internal controls over financial reporting.
(3)	Tax fees include tax compliance, return preparation, advice, planning, cost segregation studies and state and local tax services.

The Audit Committee has determined that the provision of services by FORVIS described in the preceding paragraphs is compatible with maintaining FORVIS' independence. All permissible non-audit services provided by FORVIS in 2022 were pre-approved by the Audit Committee. In addition, audit engagement hours were performed by FORVIS' full-time, permanent employees.

Proxy Statement Page 35

Audit Matters

Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services

In order to ensure the continued independence of our independent registered public accounting firm, the Audit Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Audit Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Audit Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Audit Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards.

Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, our Audit Committee has approved all audit and non-audit services performed to date and currently planned to be provided by FORVIS related to fiscal year 2023. The planned services include the annual audit, quarterly reviews and issuances of consents related to SEC filings. Additionally, FORVIS has been engaged in 2023 to provide audit related services in the form of audits over internal controls; and certain tax planning and consulting services.

Audit Committee Report

The Company’s Audit Committee oversees, and reports to the Board of Directors, on all accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of the independent registered public accounting firm engaged to provide independent audits and related services, and the performance of the internal audit function and independent registered public accounting firm; and also performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, the listing standards of Nasdaq, and its charter.

The Audit Committee (1) has reviewed and discussed the audited financial statements included in the Company’s 2022 annual report on Form 10-K with management; (2) has discussed with our independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC and Nasdaq; and (3) has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Committee concerning independence and has discussed with the independent registered public accounting firm that firm’s independence.

Based upon this review, discussion, disclosures, and materials described in items (1) through (3) in the preceding paragraph, the Committee recommended to the Board of Directors that the audited financial statements be included in the 2022 annual report on Form 10-K. The Committee also has considered whether the amount and nature of non-audit services rendered by the independent registered public accounting firm are consistent with its independence.

Submitted by the Audit Committee of the Board of Directors:

Kevin Rauckman (Chair)
Steven W. Caple
Jennifer Grigsby
Steve Swinson

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Proxy Statement Page 36

Beneficial Ownership of Company Common Stock

Beneficial Ownership of Company Common Stock

We encourage our directors, officers and employees to own our Common Stock as owning our Common Stock aligns their interests with stockholders. All of our executive officers, including our NEOs, are subject to share ownership guidelines and share retention requirements as described above in “Executive Compensation.” This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.

The following table sets forth the beneficial ownership of our Common Stock, as of March 3, 2023 (unless otherwise noted below) by (i) each person known to us to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director, (iii) each NEO included in the Summary Compensation Table, and (iv) the executive officers and directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole investment power as to all of the shares shown as beneficially owned by them, except as otherwise indicated. The percentage of calculations below are based on the number of shares of Common Stock outstanding as of March 3, 2023.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock Outstanding
T. Rowe Price Investment Management Inc. (2)	5,114,452	10.52%
First Security Bancorp (3)	3,054,924	6.29%
BlackRock (4)	3,380,732	6.96%
Rod Brenneman (5)	244,626	*
George Bruce (6)	65,617	*
Steven W. Caple (7)	875,235	1.80%
Ron Geist (8)	709,473	1.46%
Jennifer Grigsby (9)	58,951	*
George E. Hansen III (10)	117,401	*
Lance Humphreys (11)	186,804	*
Mason King (12)	1,135,412	2.34%
James Kuykendall (13)	306,907	*
Michael J. Maddox (14)	198,925	*
Steven Peterson (15)	108,170	*
Randall Rapp (16)	31,425	*
Kevin Rauckman (17)	51,764	*
Michael Robinson (18)	110,168	*
Grey Stogner (19)	64,037	*
Stephen K. Swinson (20)	103,525	*
Directors and executive officers as a group (20 persons) (21)	4,518,014	9.30%
*	Represents beneficial ownership of less than 1%.
(1)	Beneficial ownership information is based upon information supplied by officers, directors and principal stockholders of the Company. Except as to jointly held shares and except as otherwise noted in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Amounts include shares subject to restricted stock awards, which have voting rights. With respect to the number of shares issuable upon settlement of stock-settled appreciation rights, the number is based upon a deemed market price per share of our common stock of $13.76, the Company’s closing stock price on March 3, 2023.
(2)	Information is furnished in reliance on the Amendment No. 1 to Schedule 13G of T. Rowe Price Associates Investment Management, Inc. (“T. Rowe Price”) filed on February 10, 2023. These shares are owned by various investors for which T. Rowe Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. The Amendment No. 1 to Schedule 13G indicates that T. Rowe Price has sole voting power of 2,930,464 shares and sole dispositive power of 5,114,452 shares. T. Rowe Price’s principal address is 100 E. Pratt Street, Baltimore, MD 21202.

Proxy Statement Page 37

Beneficial Ownership of Company Common Stock

(3)	Information is furnished in reliance on First Security Bancorp’s shares held at the Company’s transfer agent as of February 24, 2023. First Security Bancorp’s principal address is 314 North Spring Street, Searcy, Arkansas, 72413.
(4)	Information is furnished in reliance on the Amendment No. 1 to Schedule 13G of BlackRock, Inc. filed on February 7, 2023. These shares are owned by various investors for which BlackRock (“BlackRock”) serves as investment advisor with power to direct investments and/or the sole power to vote the securities. The Amendment No. 1 to Schedule 13G indicates that BlackRock has sole voting power of 3,285,594shares and sole dispositive power of 3,380,732 shares. BlackRock’s principal address is 40 East 52nd Street, New York, NY 10022.
(5)	Consists of: (i) 200,478 shares held by the Brenneman Living Trust of which Mr. Brenneman is a co-trustee together with his spouse and as to which shares Mr. Brenneman has shared voting and investment power, (ii) 39,500 shares held by Mr. Brenneman’s IRA, (iii) 2,713 unvested shares of restricted stock held by Mr. Brenneman, and (iv) 1,935 shares of phantom stock payable in common stock upon Mr. Brenneman’s separation of service as a director.
(6)	Consists of: (i) 8,000 shares held by Mr. Bruce’s IRA, (ii) 30,947 shares held jointly by Mr. Bruce and his spouse, (iii) 1,054 shares held by Mr. Bruce individually, (iv) 22,903 shares of phantom stock payable in common stock upon Mr. Bruce’s separation of service as a director, and (v) 2,713 unvested shares of restricted stock held by Mr. Bruce.
(7)	Consists of 5,813 unvested shares of restricted stock and 869,422 shares held by LHFI III, LLC, of which Mr. Caple serves as sole manager and as to which shares Mr. Caple has shared voting and investment power.
(8)	Consists of: (i) 39,536 shares held jointly by Mr. Geist and his spouse, (ii) 10,651 shares held by Mr. Geist individually, (iii) 2,984 unvested shares of restricted stock held by Mr. Geist, and (iv) 656,302 shares held by Starwood Investments, L.P., of which Mr. Geist serves as managing partner and as to which shares Mr. Geist has shared voting and investment power.
(9)	Consists of: (i) 38,408 shares held by the Jennifer M. Grigsby Living Trust of which Ms. Grigsby is a co-trustee together with her spouse and as to which shares Ms. Grigsby has shared voting and investment power, (ii) 17,830 shares of phantom stock payable in common stock upon Ms. Grigsby’s separation of service as a director and (iii) 2,713 unvested shares of restricted stock held by Ms. Grisby.
(10)	Consists of: (i) 33,406 shares held by Mr. Hansen’s IRA, (ii) 46,946 shares held by HCI, LLC, of which Mr. Hansen is the sole member and as to which shares Mr. Hansen has shared voting and investment power, (iii) 12,304 shares held by Mr. Hansen individually, and (iv) 24,745 shares of phantom stock payable in common stock upon Mr. Hansen’s separation of service as a director.
(11)	Consists of: (i) 3,624 unvested shares of restricted stock held by Mr. Humphreys, (ii) 13,874 shares held by Mr. Humphreys individually, (iii) 31,912 shares held by 410 Investments, LLC, of which Mr. Humphreys is manager and as to which shares Mr. Humphreys has shared voting and investment power, and (iv) 137,394 shares held by 640 Legacy Partners, LLC (f/k/a Carlton Landing, LLC) of which Mr. Humphreys is a managing partner and has investment discretion power.
(12)	Consists of: (i) 66,749 shares held by Mr. King individually, (ii) 23,047 shares of phantom stock payable in common stock upon Mr. King’s termination of service as a director, (iii) 405,264 shares held by Luther King Capital Management Corporation with respect to which Mr. King is the Director of Public Equity Investment Strategies and a portfolio manager, and (iv) 640,352 shares held by LKCM Private Discipline Master Fund, SPC with respect to which Mr. King is a limited partner. Except for the shares held by Mr. King individually, Mr. King has shared voting and investment power with respect to all such shares.
(13)	Consists of: (i) 47,504 shares held by Mr. Kuykendall individually, (ii) 5,697 unvested shares of restricted stock held by Mr. Kuykendall, (iii) 183,706 shares held by Equipment World, Inc., a company owned by Mr. Kuykendall and as to which shares Mr. Kuykendall has sole voting and dispositive power, and (iv) 70,000 shares held by Signature Leasing, LLC, of which Mr. Kuykendall is a manager and as to which shares Mr. Kuykendall has shared voting and dispositive power.
(14)	Consists of: (i) 101,671 shares held by Mr. Maddox individually, (ii) 16,170 shares held by Mr. Maddox’s IRA, (iii) shares issuable upon settlement of 31,187 stock-settled appreciation rights which are currently exercisable with an exercise price of $6.25, (iv) shares issuable upon settlement of 41,594 stock-settled appreciation rights with an exercise price of $7.50 which are currently exercisable, and, (v) shares issuable upon settlement of 8,303 stock-settled appreciation rights with an exercise price of $9.35 which are currently exercisable.
(15)	Consists of: (i) 63,359 shares held by Mr. Peterson individually, (ii) 28,000 shares held jointly by Mr. Peterson’s IRA, and (iii) shares issuable upon settlement of 16,811 stock-settled appreciation rights which are currently exercisable with an exercise price of $7.50.
(16)	Consists of: (i) 24,525 shares held by Mr. Rapp individually, and (ii) 6,900 shares held jointly by Mr. Rapp and his spouse.
(17)	Consists of: (i) 10,958 shares held by Mr. Rauckman individually, (ii) 3,488 unvested shares of restricted stock held by Mr. Rauckman, and (iii) 37,318 shares held by the Kevin S. Rauckman Trust, of which Mr. Rauckman is the sole trustee and therefore has sole voting and dispositive power with respect to such shares.
(18)	Consists of: (i) 99,500 shares held jointly by Mr. Robinson and his spouse, (ii) 6,976 unvested shares of restricted stock held by Mr. Robinson, and (iii) 3,692 shares held by Mr. Robinson individually.
(19)	Consists of: (i) 37,322 shares held jointly by Mr. Stogner and his spouse, (ii) 15,192 shares held by Mr. Stogner individually, and (iii) 11,523 shares of phantom stock payable in common stock upon Mr. Stogner’s separation of service as a director.
(20)	Consists of: (i) 67,412 shares held by Mr. Swinson’s IRA, (ii) 12,470 shares held by Mr. Swinson individually, and (iii) 23,643 shares of phantom stock payable in common stock upon Mr. Swinson’s separation of service as a director.

Proxy Statement Page 38

Beneficial Ownership of Company Common Stock

(21)	Includes: (i) shares issuable upon settlement of 11,695 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are exercisable as of March 3, 2023 with an exercise price of $6.25, (ii) shares issuable upon settlement of 15,706 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are currently exercisable with an exercise price of $7.50, (iii) shares issuable upon settlement of 8,886 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are currently exercisable with an exercise price of $8.25, (iv) 28,000 shares held by IRAs for the benefit of our executive officers who are not Company named executive officers or directors, and (v) 85,287 shares held individually by our executive officers who are not Company named executive officers or directors.

Proxy Statement Page 39

Related Person Transactions

Related Person Transactions

Policies and Procedures Regarding Related Person Transactions

Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include the Affiliates Act and the Federal Reserve’s Regulation W (which governs certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our Board of Directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Any related person transaction proposed to be entered into by the Company, or any of its subsidiaries, must be reported to the Company’s General Counsel and shall be reviewed and approved or ratified by the Audit Committee in accordance with the terms of the policy. In determining whether to approve a related person transaction, that committee will consider, among other factors, the approximate dollar value of the amount of the related person’s interest in the transaction, the nature of the Company’s participation in the transaction, whether the transaction was undertaken in the ordinary course of business of the Company, whether the transaction with the related person is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the purpose of and the potential benefits to the Company of the transaction.

In addition to the compensation arrangements with directors and executive officers described in “Director Compensation” and “Executive Compensation” above, the following is a description of each transaction since January 1, 2022, and each proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•	any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Certain Transactions

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are clients of, or have or have had transactions with us or the Bank in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal stockholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the Bank’s regulatory requirements.

As of December 31, 2022, our officers, directors and principal stockholders as well as their immediate families and affiliated companies, as a group, were indebted directly and indirectly to us approximately $13 million, while deposits from this group totaled approximately $92 million as of such date. As of December 31, 2022, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.

George Hansen’s son-in-law is a partner at Polsinelli LLP, a law firm that the Company engages from time-to-time primarily to assist with the negotiation of loan documentation in the ordinary course of its business. The Company spent approximately $306,000 in legal fees in 2022 with Polsinelli. Approximately 54% of these fees were reimbursed by our clients in connection with ordinary course transactions.

Proxy Statement Page 40

ANNUAL MEETING MATTERS

We are providing these materials to you by mail, or upon your request, electronically, in connection with the solicitation by the Board of Directors of proxies to be voted at our Annual Meeting (including at any adjournment or postponement thereof), which will take place virtually at www.virtualshareholdermeeting.com/CFB2023 on Tuesday, May 16, 2023 at 10:00 a.m. (Central Time).

These materials include:

•	the Notice of the Company’s 2023 Annual Meeting of Stockholders;
•	this Proxy Statement; and
•	the Company’s 2022 Annual Report.

The materials also include a proxy card or voting instruction form for the Annual Meeting.

All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or if you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors.

The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director; and
•	“FOR” the ratification of the appointment of FORVIS LLP as the Company’s independent registered public accounting firm for 2023.

If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your shares of Company Common Stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting. All votes will be tabulated by one or more Inspectors of Election appointed by the Board.

INFORMATION ABOUT THE MEETING

Who Can Vote at the Annual Meeting

Stockholders of Record

Any stockholder of record as of the close of business on March 17, 2023, the Record Date, or their duly appointed proxies, may virtually attend and vote at the Annual Meeting. As of the Record Date, we had 48,596,007 shares outstanding and entitled to vote. Shares held by us in our treasury account are not considered to be outstanding and will not be considered present or voted at the Annual Meeting. Each share of Common Stock is entitled to vote on each matter at the Annual Meeting. Your proxy card shows the number of shares that you are entitled to vote.

Beneficial Owners

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares. As a beneficial owner, you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank, or other nominee.

Attending the 2023 Annual Meeting

The Company will be hosting the 2023 Annual Meeting virtually via live audio webcast and using online stockholder tools. Like last year, we believe that using this format will facilitate stockholder attendance and participation. This format empowers stockholders to participate from any location, at no cost to stockholders. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights.

•	We encourage questions. Stockholders of record may submit questions online during the 2023 Annual Meeting, following the instructions below. During the 2023 Annual Meeting, we will answer as many stockholder questions as time permits.
•	We believe in transparency. A replay of the 2023 Annual Meeting (including the question and answer session) will be available shortly after the meeting on our website (investors.crossfirstbankshares.com) under “Investor Relations, News & Events, Events” and at www.virtualshareholdermeeting.com/CFB2023.
•	We will help to facilitate participation. We will have live technical support to assist stockholders with any technical difficulties they may have accessing or hearing during the 2023 Annual Meeting. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

Proxy Statement Page 41

A summary of the information you need to attend and participate in the 2023 Annual Meeting is provided below.

•	Any person may access the 2023 Annual Meeting online by visiting www.virtualshareholdermeeting.com/CFB2023, but only stockholders of record as of the Record Date may vote electronically and submit questions during the 2023 Annual Meeting. If you want to vote during the 2023 Annual Meeting any shares you hold in street name, you must obtain instructions from your broker, bank or other nominee.
•	The 2023 Annual Meeting will begin promptly at 10:00 a.m. (Central Time). Online access to the live audio webcast will open fifteen minutes prior to the start of the 2023 Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.
•	Stockholders will need the 16-digit control number we have provided to you on your notice of internet availability, proxy card or voting instruction form in order to log in and participate in the 2023 Annual Meeting at www.virtualshareholdermeeting.com/CFB2023.
•	We will answer questions from stockholders received during the meeting that are relevant to the business to be conducted at the Annual Meeting or the business of the Company, as time permits. We may impose certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have an opportunity to ask questions.
•	Stockholders should follow the instructions at www.virtualshareholder meeting.com/CFB2023 to vote during the 2023 Annual Meeting. Voting online during the meeting will replace any previous votes you submitted via telephone, internet or mail prior to the meeting.

Voting

Quorum

In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of our shares entitled to vote at the meeting. If you return valid proxy instructions or attend the Annual Meeting virtually, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions, broker non-votes and votes withheld will be treated as present for purposes of determining the presence or absence of quorum.

Vote Required

With respect to the election of directors (Proposal No. 1), directors are elected by a plurality of the votes present or represented at the meeting and entitled to vote on the election of directors (meaning that the five director nominees who receive the highest number of shares voted “For” their election will be elected). You may vote “For” or “Withhold” authority to vote for each of the nominees for the Board. If you “Withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees. There is no cumulative voting for the election of directors.

With respect to the ratification of the appointment of FORVIS as our independent registered public accounting firm for 2023 (Proposal No. 2), approval of this proposal requires the affirmative vote of a majority of the votes properly cast for or against this matter. You may vote “For,” “Against” or “Abstain” from voting on this proposal. Abstentions will have the same effect as votes against ratification. We do not expect to receive broker non-votes on this item as brokers, banks or other nominees will have discretionary authority to vote shares for which street name stockholders do not provide voting instructions. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and our stockholders.

Abstentions and Broker Non-Votes

Because directors are elected by plurality vote, “broker non-votes” will have no effect on the election of the nominees. Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any other vote taken at the Annual Meeting. An abstention occurs when a stockholder attends the Annual Meeting, either virtually or by proxy, but abstains from voting where permitted. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proxy Statement Page 42

Voting Standards

Proposal		Broker Discretionary Voting Allowed?	Votes Required for Approval	Withhold Votes, Abstentions and Broker Non-Votes	Our Board’s Recommendation
1	Election of Directors	No	Directors are elected by a plurality of the votes cast (meaning that the five director nominees who receive the highest number of shares voted “For” their election will be elected).	Withhold votes and broker non-votes have no impact on the outcome of the vote for this proposal.	“FOR” the election of each director nominee
2	Ratification of FORVIS as the Company’s Independent Registered Public Accounting Firm for 2023	Yes	The affirmative vote of a majority of the votes properly cast for or against the matter.	Abstentions and broker non-votes have no impact on the outcome of the vote for this proposal.	“FOR”

How to Vote

Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the meeting by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

Common Stock Held of Record. If you are a stockholder of record, there are four ways to vote. PLEASE CHOOSE ONLY ONE OF THE FOLLOWING:

•	Internet Voting. To submit your proxy by Internet, go to www.proxyvote.com. You may submit your proxy via the Internet 24 hours a day, 7 days a week until 11:59 p.m. (Eastern Time) on Monday, May 15, 2023.
•	Telephone Voting. You may submit your proxy by telephone 24 hours a day, 7 days a week until 11:59 p.m. (Eastern Time) on Monday, May 15, 2023. If you are in the United States or Canada, you may call toll-free 1 (800) 690-6903.
•	Voting by Mail. If you received your proxy materials by mail, you may instruct the persons named as proxies how to vote your Common Stock by completing, signing, dating and mailing the proxy card in the envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you mail your proxy card, Broadridge Financial Solutions, Inc. must receive it before 10:00 a.m. (Eastern Time) on Monday, May 15, 2023, the last business day before the 2023 Annual Meeting.
•	Electronically during the Annual Meeting. You may attend the Annual Meeting on Tuesday, May 16, 2023 at www.virtualshareholdermeeting. com/CFB2023 and vote electronically during the meeting. You will need the 16-digit control number included on your proxy card or voting instruction form. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. Depending on the number of accounts in which you hold Common Stock, you may receive and need to vote more than one control number. If you submit your proxy by Internet or telephone, you do not need to return a proxy card. A vote at the 2023 Annual Meeting will revoke any prior votes.

You can vote by any of the methods above prior to the applicable deadline and still attend the virtual 2023 Annual Meeting.

Beneficial Owners. If your Common Stock is held by a broker, bank or other nominee (i.e., in street name), you will receive instructions from the broker, bank or other nominee that you must follow in order to have your shares voted. You may vote by Internet (www.proxyvote.com) or telephone (1 (800) 454-8683), or if you received a voting instruction form by mail, you may return it in the enclosed postage-paid envelope.

Proxy Statement Page 43

Revoking or Changing Your Vote after Submitting Your Proxy

Stockholders of Record. If you are a stockholder of record, you may revoke your initial proxy instructions at any time before the final vote at the Annual Meeting by:

•	Completing, signing and returning a new proxy card with a later date that Broadridge Financial Solutions, Inc. receives before 10:00 a.m. (Eastern Time) on May 15, 2023; or
•	Submitting a later-dated vote by telephone or Internet at www.proxyvote.com because only your latest telephone or Internet vote received by 11:59 p.m. (Eastern Time) on May 15, 2023 will be counted; or
•	Delivering a timely written notice of revocation to our Corporate Secretary prior to 10:00 a.m. (Central Time) on May 15, 2022; or
•	Attending the Annual Meeting and voting your shares while the polls are open during the Annual Meeting.

Your attendance at the 2023 Annual Meeting will not automatically revoke your proxy unless you vote again at or before the 2023 Annual Meeting.

Beneficial Owners. If your shares are held in “street name” through a broker, bank or other nominee, you must contact your broker, bank or nominee to receive instructions as to how to revoke your proxy if such instructions have not already been provided to you. In any case, your last properly received and timely voted proxy or ballot will be the vote that is counted.

Electronic Delivery

Stockholders may request to receive proxy materials electronically by email on an ongoing basis. We encourage stockholders to take advantage of electronic delivery to help reduce the environmental impact of our annual meetings and reduce the cost to the Company associated with the physical printing and mailing of materials.

Who to Contact with Questions

If you have any questions or need assistance voting in advance of the meeting, please contact our Corporate Secretary by email at legal@crossfirst.com or by phone at (913) 901-4516; street name holders may call the number on their voting instruction form.

GENERAL INFORMATION

Costs of the Solicitation. We will pay the costs of the Annual Meeting, including the cost for solicitation of proxies. The Company has retained Alliance Advisors as its proxy solicitor for the Annual Meeting and expects to pay approximately $9,500, inclusive of reimbursable costs, related to this engagement. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of Company stock for their expenses in forwarding the proxy materials.

Stockholder Proposals Submitted Pursuant to Rule 14a-8. If you desire to have a proposal included in our Proxy Statement for the 2024 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), we must receive your proposal c/o CrossFirst Bankshares, Inc., Attn: General Counsel and Corporate Secretary, 11440 Tomahawk Creek Parkway, Leawood, Kansas 66211 (our headquarters) on or before November 25, 2023. The proposal must comply with applicable securities regulations.

Stockholder Proposals or Nominations Not Submitted Pursuant to Rule 14a-8. For a stockholder proposal or nomination that is not intended to be included in our Proxy Statement for the 2024 Annual Meeting under Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary not earlier than the close of business on January 17, 2024; and no later than the close of business on February 16, 2024. If the date of the annual meeting is advanced by 30 days or delayed by 60 days or more from the anniversary of this year’s meeting, notice will be timely if received no earlier than the close of business 120 days and no later than the close of business 90 days in advance of such annual meeting or, if later, 10 days following the date on which public announcement of the date of the meeting is first made.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our General Counsel and Corporate Secretary at 11440 Tomahawk Creek Parkway, Leawood, Kansas 66211 (our principal executive offices) that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2024 unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. If the date of the 2024 annual meeting is changed by more than 30 calendar days from May 16, 2024, then such notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which the Company publicly announces the date of the 2024 annual meeting. In order to comply with Rule 14a-19, the notice must be postmarked or transmitted electronically on or before the applicable deadline. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our bylaws as described above.

Availability of Bylaws. Our bylaws, which contain provisions regarding the requirements for making stockholder proposals and nominating director candidates, are available on our website at investors.crossfirstbankshares.com.

Availability of Annual Report on Form 10-K. Our Annual Report includes a list of all exhibits that were filed with or incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”). We will furnish copies of the exhibits listed in our Form 10-K if you request them in writing from our Corporate Secretary at our headquarters. We will ask you to pay our reasonable expenses in furnishing such exhibits. You may make such request only if you are a beneficial owner of Common Stock entitled to vote at the Annual Meeting and you identify yourself as such. The Form 10-K, including any specific exhibits filed with it, are available at investors.crossfirstbankshares.com and www.sec.gov.

Proxy Statement Page 44

Availability of Stockholder Lists. Stockholders at the close of business on the Record Date may examine a list of all stockholders as of the Record Date for any purpose germane to the 2023 Annual Meeting for 10 days preceding the meeting, at our headquarters, and electronically during the meeting at www.virtualshareholdermeeting.com/CFB2023 when you enter the control number included on your proxy card or voting instruction form.

Householding. In some cases, stockholders holding their shares in “street name,” who share the same surname and address receive only one copy of the Annual Meeting materials. This practice, known as “householding,” is designed to reduce our printing and postage costs as well as natural resources. To receive separate copies of the Annual Meeting materials in the future from your bank, broker or other nominee, or to receive only one copy per household, please contact the bank, broker, or other nominee holding your shares. If you are a stockholder of record and are receiving multiple copies of our Annual Meeting materials, you can request householding by contacting Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or calling Broadridge at 1 (866) 540-7095. If you received a single copy at an address shared by other stockholders and would like a separate copy of the Annual Meeting materials for the 2023 Annual Meeting, please make your request to our Corporate Secretary at our headquarters, 11440 Tomahawk Creek Parkway, Leawood, Kansas 66211, or by calling 913-901-4516.

Interested Party Communications with our Directors. Interested parties and stockholders may communicate in writing with the Board, the Independent Chairman, any director, or any group of directors such as all non-employee directors or all members of a Board committee. Stockholders may send written communications in care of our Corporate Secretary, by mail to CrossFirst Bankshares, Inc., 11410 Tomahawk Creek Parkway, Leawood, Kansas 66211 or by email to legal@crossfirst.com. Communications will be compiled by our Corporate Secretary and submitted to the intended recipient(s) on a periodic basis. In general, communications relating to corporate governance and Board matters are more likely to be forwarded than communications relating to ordinary business affairs or commercial solicitations.

By order of the Board of Directors:

Amy C. Abrams
General Counsel and Corporate Secretary

Proxy Statement Page 45

ANNEX I
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), we supplement our GAAP results with certain non-GAAP financial measures. We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or gains that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. We provide the measures of Adjusted Earnings Per Share, Adjusted Return on Average Assets and Adjusted Pre-Tax, Pre-Provision Contribution Margin as such measures are used by management, along with GAAP results, to analyze the Company’s business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures follows.

Adjusted Earnings Per Share

	For the Year Ended
	12/31/2020	12/31/2021	12/31/2022	Cumulative
	(Amounts in thousands, except per share data)
Adjusted net income
Net income	$12,601	$69,413	$61,599	$143,613
Add/(Subtract): Adjustment for irregular and non-cash expenses	23,276	(16,852)	7,473	13,897
Adjusted net income	$35,877	$52,561	$69,072	$157,510
Weighted average common shares outstanding	52,071	51,291	49,490
Earnings per share	$0.24	$1.35	$1.24	$2.84
Adjusted earnings per share	$0.69	$1.02	$1.40	$3.11
Adjusted Return on Average Assets

	For the Year Ended
	12/31/2020	12/31/2021	12/31/2022	Cumulative
	(Amounts in thousands except percentage data)
Adjusted return on average assets:
Net income	$12,601	$69,413	$61,599	$143,613
Adjusted net income	35,877	52,561	69,072	157,510
Average assets	$5,358,479	$5,591,471	$5,760,031	$5,569,994
Return on average assets	0.24%	1.24%	1.07%	0.86%
Adjusted return on average assets	0.67%	0.94%	1.20%	0.94%

Adjusted Pre-Tax, Pre-Provision Contribution Margin

For the Year Ended
12/31/2022
(Dollars in thousands)
Adjusted pre-tax, pre-provision contribution margin:
Net income before taxes	$77,572
Add: Provision for credit losses	11,501
Add: Adjustment for irregular and non-cash expenses	5,206
Adjusted pre-tax, pre-provision contribution margin	$94,279

CROSSFIRST BANKSHARES, INC.™

CROSSFIRST BANKSHARES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (ET) on May 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CFB2023**

All stockholders of record as of March 17, 2023 (or holders in street name who have obtained a valid proxy) may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (ET) on May 15, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, it must be received by Broadridge before 10:00 a.m. (ET) on May 15, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02402-P85417 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROSSFIRST BANKSHARES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect five members of the Board of Directors named in the Proxy Statement as nominees as Class III directors, each for a term of three years.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rod K. Brenneman
02) George C. Bruce
03) Jennifer M. Grigsby
04) Mason D. King
05) James W. Kuykendall

The Board of Directors recommends you vote FOR proposal 2:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

V02403-P85417

CROSSFIRST BANKSHARES, INC.
Annual Meeting of Stockholders
May 16, 2023 10:00 A.M. (CT)
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Michael J. Maddox and Benjamin R. Clouse, and each of them severally, as proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, all of the shares of common stock of CROSSFIRST BANKSHARES, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CFB2023 at 10:00 a.m. (CT), on May 16, 2023, and any adjournment or postponement thereof, as designated on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, the persons named as proxies intend to vote in accordance with the Board of Directors' recommendations and in their discretion upon such other matters, if any, as may properly come before the meeting.

Continued and to be signed on reverse side